      As filed with the Securities and Exchange Commission on May 13, 2002.

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ---------------


                      NORTEL NETWORKS CORPORATION                                        NORTEL NETWORKS LIMITED
        (Exact name of Registrant as specified in its charter)            (Exact name of Registrant as specified in its charter)
                                CANADA                                                            CANADA
           (State or other jurisdiction of incorporation or                  (State or other jurisdiction of incorporation or
                             organization)                                                    organization)
                            NOT APPLICABLE                                                     62-12-62580
                (I.R.S. Employer Identification Number)                          (I.R.S. Employer Identification Number)
                      8200 DIXIE ROAD, SUITE 100                                        8200 DIXIE ROAD, SUITE 100
                       BRAMPTON, ONTARIO, CANADA                                        BRAMPTON, ONTARIO, CANADA
                                L6T 5P6                                                          L6T 5P6
                            (905) 863-0000                                                    (905) 863-0000
          (Address, including zip code, and telephone number,               (Address, including zip code, and telephone number,
         including area code, of Registrant's principal executive          including area code, of Registrant's principal executive
                                offices)                                                          offices)

                              CT CORPORATION SYSTEM
                                 111 8TH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8946
                (Name, Address, including zip code, and telephone
               number, including area code, of Agent for Service)

                                   Copies to:
                                DEBORAH J. NOBLE
                               CORPORATE SECRETARY
                           NORTEL NETWORKS CORPORATION
                           8200 Dixie Road, Suite 100
                        Brampton, Ontario, Canada L6T 5P6

       CRAIG B. BROD, ESQ.                         DAVID J. GOLDSCHMIDT, ESQ.
     RAYMOND B. CHECK, ESQ.                      SKADDEN, ARPS, SLATE, MEAGHER
CLEARY, GOTTLIEB, STEEN & HAMILTON                          & FLOM LLP
       One Liberty Plaza                              Four Times Square
    New York, New York 10006                        New York, New York 10036

                   ------------------------------------------

     Approximate date of commencement of proposed sale to the public: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by the registrants and any underwriters or agents in light of market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                   ------------------------------------------

                                                      CALCULATION OF REGISTRATION FEE
==================================================== ======================= ============== ===================== ==============
                                                                               PROPOSED
                                                                                MAXIMUM
                                                                               OFFERING       PROPOSED MAXIMUM      AMOUNT OF
         TITLE OF EACH CLASS OF SECURITIES                AMOUNT TO BE         PRICE PER     AGGREGATE OFFERING   REGISTRATION
                 TO BE REGISTERED                        REGISTERED(1)         UNIT (4)          PRICE (4)             FEE
---------------------------------------------------- ----------------------- -------------- --------------------- --------------
   Common Shares, without nominal or par value, of
     Nortel Networks Corporation(2)(3)..............
---------------------------------------------------- ----------------------- -------------- --------------------- --------------
   Preferred Shares of Nortel Networks
     Corporation....................................
---------------------------------------------------- ----------------------- -------------- --------------------- --------------
   Debt Securities of Nortel Networks
     Corporation....................................
---------------------------------------------------- ----------------------- -------------- --------------------- --------------
   Warrants to purchase Equity Securities of
     Nortel Networks Corporation....................
---------------------------------------------------- ----------------------- -------------- --------------------- --------------
   Warrants to purchase Debt Securities of Nortel
     Networks Corporation...........................
---------------------------------------------------- ----------------------- -------------- --------------------- --------------
  Guaranteed Debt Securities of Nortel Networks
     Limited........................................
---------------------------------------------------- ----------------------- -------------- --------------------- --------------
   Nortel Networks Corporation Guarantees
     with respect to Guaranteed Debt Securities of
     Nortel Networks Limited (5)....................
---------------------------------------------------- ----------------------- -------------- --------------------- --------------
  Share Purchase Contracts of Nortel Networks
     Corporation (6)................................
---------------------------------------------------- ----------------------- -------------- --------------------- --------------
  Share Purchase or Equity Units of Nortel
     Networks Corporation(7)........................
---------------------------------------------------- ----------------------- -------------- --------------------- --------------
         Total......................................      $2,500,000,000               100%     $2,500,000,000          $0
                                                                (8)                                   (9)               (9)
==================================================== ======================= ============== ===================== ==============

     -------------
(1) The amount to be registered is not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(2) Each common share includes a share purchase right pursuant to the Nortel Networks Corporation shareholder rights plan, referred to as "rights". Prior to the occurrence of certain events, none of which have occurred as of the date hereof, the rights will not be exercisable or evidenced separately from the common shares.

(3) Includes common shares issuable under the share purchase contracts or upon any conversion or exchange of debt securities of Nortel Networks Corporation or Nortel Networks Limited.

(4)  Estimated solely for the purpose of computing the registration fee.

(5)  No separate consideration will be received for the guarantees.

(6) There is being registered under this registration statement an indeterminate number of share purchase contracts of Nortel Networks Corporation as may be sold from time to time.

(7) There is being registered under this registration statement an indeterminate number of share purchase or equity units of Nortel Networks Corporation as may be sold from time to time. Each share purchase or equity unit consists of (i) a share purchase contract under which the holder, upon settlement, will purchase an indeterminate number of common shares of Nortel Networks Corporation and (ii) either debt obligations of third parties, including U.S. Treasury securities, or debt securities of Nortel Networks Corporation. The offering price for a share purchase or equity unit will be a composite price for the unit as a whole.

(8) Such amount represents (i) whether issued separately or as part of a share purchase or equity unit, (a) the principal amount of the debt securities and the guaranteed debt securities issued at their principal amount, and the issue price rather than the principal amount of any such securities issued at an original issue discount, (b) the liquidation preference of any preferred shares, (c) the initial offering price of any warrants, (d) the initial offering price of any common shares and (e) the purchase price of any common shares under any share purchase contract, and (ii) the initial offering price of any share purchase or equity units.

(9) Pursuant to Rule 457(p), the amount of the registration fee payable hereunder has been offset by $230,000 of filing fees paid by Nortel Networks Limited and Nortel Networks Capital Corporation in respect of $1 billion of unsold securities under the Registration Statement on Form S-3 (File No. 333-51888) filed December 15, 2000.
     ---------------------------------------------------------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
     ---------------------------------------------------------------------------

                                EXPLANATORY NOTE

           This Registration Statement contains the additional pages of the Canadian short form base shelf prospectus, which, together with the prospectus contained herein, will be utilized in connection with offers and sales in Canada of securities registered under this Registration Statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   Subject to Completion. Dated May 13, 2002.

         PROSPECTUS

                             [NORTEL NETWORKS LOGO]

                                 $2,500,000,000

                           NORTEL NETWORKS CORPORATION
                                  Common Shares
                                Preferred Shares
                                 Debt Securities
                                   Guarantees
                     Warrants to Purchase Equity Securities
                      Warrants to Purchase Debt Securities
                            Share Purchase Contracts
                         Share Purchase or Equity Units

                             NORTEL NETWORKS LIMITED
                           Guaranteed Debt Securities


     Nortel Networks Corporation may offer any of the following securities through this prospectus and a related prospectus supplement that provides the specific terms of such securities:

     o    common shares;

     o    preferred shares;

     o    debt securities, which include guarantees of debt securities;

     o    warrants to purchase equity securities or debt securities;

     o    share purchase contracts; and

     o    share purchase or equity units.

     Nortel Networks Limited may offer debt securities that are fully and unconditionally guaranteed by Nortel Networks Corporation through this prospectus and a related prospectus supplement that provides the specific terms of the debt securities.

     Nortel Networks Corporation and Nortel Networks Limited may sell any combination of the foregoing securities in one or more offerings up to an aggregate offering price of $2,500,000,000.

     These securities may be offered directly or to or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.


                         ------------------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                         -----------------------------

                  The date of this prospectus is      , 2002.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
About This Prospectus............................................................................................1
Enforcement of Certain Civil Liabilities.........................................................................2
Nortel Networks Corporation and Nortel Networks Limited..........................................................3
Where You Can Find More Information..............................................................................4
Incorporation of Certain Documents by Reference..................................................................5
Risk Factors.....................................................................................................7
Forward-Looking Statements......................................................................................18
Ratio of Earnings to Fixed Charges..............................................................................19
Use of Proceeds.................................................................................................20
Legal Ownership of Securities...................................................................................21
Description of Share Capital....................................................................................23
Description of Debt Securities..................................................................................25
Description of Warrants.........................................................................................37
Description of Share Purchase Contracts and Share Purchase or Equity Units......................................39
Plan of Distribution............................................................................................40
Validity of the Securities......................................................................................41
Experts.........................................................................................................41

                     --------------------------------------

     An offer of these securities will not be made in any state where the offer is not permitted. The securities described in this prospectus will not be offered or sold in or to a resident of Canada in contravention of the securities laws of Canada or any province or territory thereof.


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement, which we refer to as the registration statement, that we filed with the Securities and Exchange Commission, which is referred to as the SEC, using a "shelf" registration process. Under this shelf process, the issuers may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $2,500,000,000.

     This prospectus provides you with a general description of the common shares, preferred shares, debt securities, guarantees, warrants for common shares or preferred shares, warrants for debt securities, share purchase contracts and share purchase or equity units that may be offered. Each time any of these securities are sold, one or more prospectus supplements will be attached to the front of this prospectus containing specific information about the terms of that offering. Those terms may vary from the terms described in this prospectus. As a result, the summary descriptions of the common shares, preferred shares, debt securities, guarantees, warrants for common shares or preferred shares, warrants for debt securities, share purchase contracts and share purchase or equity units in this prospectus are subject, and qualified by reference, to the descriptions of the particular terms of any securities contained in any related prospectus supplements. The prospectus supplements may also add, update or change other information contained in this prospectus. Before you invest in a particular issue of securities, you should read both this prospectus and any related prospectus supplements carefully, together with the additional information described under the heading "Where You Can Find More Information."

     We are also filing with the securities regulatory authorities in the provinces and territories of Canada a short form base shelf prospectus, which we refer to as the Canadian shelf prospectus, under which the securities registered under the registration statement may be offered and sold therein, subject to the applicable securities laws of any province or territory of Canada. Certain information incorporated in the Canadian shelf prospectus, including certain financial statements prepared in accordance with Canadian generally accepted accounting principles, are also incorporated herein. See "Where You Can Find More Information."

     Unless otherwise specified, all references in this prospectus to "$" or "dollars" are to United States dollars and all references to "C$" are to Canadian dollars.

     Nortel Networks and the Nortel Networks Globemark are trademarks of Nortel Networks Limited.

                    ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

     Nortel Networks Corporation and Nortel Networks Limited are each a Canadian corporation. A substantial portion of the assets of Nortel Networks Corporation and Nortel Networks Limited are located in Canada, and a majority of the directors and executive officers of Nortel Networks Corporation and Nortel Networks Limited and the experts named in this prospectus, are residents of Canada. As a result, it may be difficult for you to effect service within the United States upon Nortel Networks Corporation, Nortel Networks Limited or upon such directors, executive officers and experts. Execution by United States courts of any judgment obtained against these corporations, any of their respective directors or executive officers or the experts named in this prospectus in United States courts would be limited to the assets of such corporations or of such persons, as the case may be, in the United States. Nicholas J. DeRoma, Esq., Chief Legal Officer of each of Nortel Networks Corporation and Nortel Networks Limited, has advised Nortel Networks Corporation and Nortel Networks Limited that there is doubt as to the enforceability in Canada of United States judgments or liabilities in original actions in Canadian courts predicated solely upon the civil liability provisions of the federal securities laws of the United States.

             NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED

     Nortel Networks Corporation is a holding company formed in connection with a Canadian court-approved plan of arrangement, which became effective May 1, 2000, involving Nortel Networks Corporation (then a newly formed Canadian corporation), its principal direct operating subsidiary, Nortel Networks Limited (the corporation previously known as "Nortel Networks Corporation") and BCE Inc., the largest shareholder of Nortel Networks Limited prior to the plan of arrangement. As a result of the plan of arrangement, which is referred to as the "arrangement," Nortel Networks Corporation acquired and continues to hold all of Nortel Networks Limited's issued and outstanding common shares (which at that time ceased to be publicly traded), Nortel Networks Limited's then outstanding preferred shares and debt securities remained outstanding and Nortel Networks Limited and its subsidiaries became direct and indirect subsidiaries of Nortel Networks Corporation, respectively. Nortel Networks Corporation also assumed Nortel Networks Limited's financial reporting history effective May 1, 2000 for financial reporting purposes. As a result, Nortel Networks Corporation deems Nortel Networks Limited's consolidated business activities prior to May 1, 2000 to represent its consolidated business activities as if Nortel Networks Corporation and Nortel Networks Limited had historically been the same entity.

     Nortel Networks Corporation (together with its subsidiaries, referred to as Nortel Networks) is a leading global supplier of products and services that support the Internet and other public and private data, voice, and multimedia communications systems using terrestrial and wireless technologies, which are referred to as "networking solutions". Nortel Networks networking solutions generally bring together diverse networking products from various product families, and related services, to create either a customized or "off the shelf" solution for customers. Nortel Networks business consists of the design, development, manufacture, assembly, marketing, sale, licensing, financing, installation, servicing, and support of networking solutions. With its networking solutions, Nortel Networks is focused on building the infrastructure and applications for the new, high-performance Internet.

     The mailing address of Nortel Networks Corporation's and Nortel Networks Limited's principal executive offices is 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6 and the telephone number is (905) 863-0000.

                       WHERE YOU CAN FIND MORE INFORMATION

     Each of Nortel Networks Corporation and Nortel Networks Limited file annual, quarterly and special reports and other information with the SEC. You may read and copy any of the information on file with the SEC at the Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Nortel Networks Corporation and Nortel Networks Limited began filing documents with the SEC electronically in November 2000; prior to that date, Nortel Networks Corporation's and Nortel Networks Limited's filings were made in paper format.

     Nortel Networks Corporation's common shares are listed on the New York and Toronto stock exchanges. Reports and other information concerning Nortel Networks Corporation or Nortel Networks Limited may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC. These documents contain important information about Nortel Networks Corporation and Nortel Networks Limited and their respective financial performance.

FILINGS OF NORTEL NETWORKS CORPORATION
(COMMISSION FILE NO. 001-07260)                               PERIOD/DATE
-------------------------------                               -----------

Annual Report on Form 10-K................................... Year ended December 31, 2001 (other than the consolidated financial statements included in Item 8
                                                              which are superseded by the consolidated financial
                                                              statements filed as Exhibit 99.1 to the Form 8-K dated
                                                              May 13, 2002 and incorporated by reference herein).

Quarterly Report on Form 10-Q................................ Period ended March 31, 2002.

Definitive proxy materials on Schedule 14A................... Filed March 13, 2001.

Current Reports on Form 8-K.................................. Filed January 22, 2002, February 8, 2002, February 12,
                                                              2002, February 12, 2002, February 12, 2002, March 1,
                                                              2002, April 4, 2002, April 11, 2002, April 22, 2002 and May 13,
                                                              2002.

Description of Nortel Networks Corporation's
    common shares, rights to purchase
    common shares and preferred shares contained
    in Nortel Networks Corporation's Form 8-A................ Dated April 28, 2000, as amended by a filing on Form
                                                              8-A/A dated May 1, 2000, and any other amendments
                                                              or reports filed for the purpose of updating these descriptions.

FILINGS OF NORTEL NETWORKS LIMITED
(COMMISSION FILE NO. 000-30758)                               PERIOD/DATE
-------------------------------                               -----------

Annual Report on Form 10-K................................... Year ended December 31, 2001 (other than the consolidated financial statements included in Item 8
                                                              which are superseded by the consolidated financial
                                                              statements filed as Exhibit 99.1 to the Form 8-K dated
                                                              May 13, 2002 and incorporated by reference herein).

Quarterly Report on Form 10-Q................................ Period ended March 31, 2002.

Current Reports on Form 8-K.................................. Filed January 22, 2002, February 8, 2002, February 12,
                                                              2002, February 12, 2002, February 12, 2002, March 1,
                                                              2002, April 4, 2002, April 11, 2002, April 22, 2002
                                                              and May 13, 2002.


     All documents that are filed with the SEC by each of Nortel Networks Corporation and Nortel Networks Limited in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, are incorporated by reference in this prospectus. The information contained in these future filings will automatically update and supersede the information contained in this prospectus or incorporated in this prospectus by reference to any previously filed document.

     Nortel Networks Corporation and Nortel Networks Limited will provide, upon request and at no charge, copies of any of the filings incorporated by reference in this prospectus. Requests should be directed to the attention of the Corporate Secretary, Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6, telephone number (905) 863-0000.

                                  RISK FACTORS

     You should carefully consider the risks described below and other information contained or incorporated by reference in this prospectus before making an investment decision. References to "we", "our" and "us" in this section mean Nortel Networks Corporation and its consolidated subsidiaries, including Nortel Networks Limited.

WE HAVE RESTRUCTURED OUR BUSINESS AND RECORDED A WRITE DOWN OF INTANGIBLE ASSETS IN THE PAST TO RESPOND TO INDUSTRY AND MARKET CONDITIONS. THE ASSUMPTIONS UNDERLYING OUR RESTRUCTURING EFFORTS AND INTANGIBLE ASSETS WRITE DOWN MAY PROVE TO BE INACCURATE AND WE MAY HAVE TO RESTRUCTURE OUR BUSINESS OR INCUR ADDITIONAL INTANGIBLE ASSET WRITE DOWNS AGAIN IN THE FUTURE.

     In response to changes in industry and market conditions, we have restructured our business in the past, are currently restructuring our business, and may again restructure our business in the future to achieve certain cost savings and to strategically realign our resources. We have based our work plan pertaining to the restructuring on certain assumptions regarding the cost structure of our business and the nature and severity of the current industry adjustment which may not prove to be accurate.

     While restructuring, we have assessed, and will continue to assess, whether we should dispose of or otherwise exit businesses or further reduce our workforce, as well as review the recoverability of our tangible and intangible assets associated with those businesses. Any decision to further limit investment or to dispose of or otherwise exit businesses may result in the recording of additional charges, such as workforce reduction costs, facilities reduction costs, asset write downs, and contractual settlements. Additionally, estimates and assumptions used in asset valuations are subject to uncertainties, as are accounting estimates with respect to the useful life and ultimate recoverability of our carrying basis of assets, including goodwill and other intangible assets. As a result, future market conditions may result in further charges for the write down of tangible and intangible assets.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT THE INITIATIVES WE HAVE UNDERTAKEN IN RESTRUCTURING OUR BUSINESS AND, EVEN IF SUCCESSFULLY IMPLEMENTED, THESE INITIATIVES MAY NOT BE SUFFICIENT TO MEET THE CHANGES IN INDUSTRY AND MARKET CONDITIONS AND TO ACHIEVE FUTURE PROFITABILITY.

     We must successfully implement our work plan if we are to adjust our cost structure to reflect current and expected future economic conditions, market demands and revenues, and to achieve future profitability. We must also manage the potentially higher growth areas of our business, as well as the non-core areas of our business, effectively in light of current and expected future market demands and trends.

     Under our work plan, we have also implemented a number of initiatives, including exiting businesses and writing down our tangible and intangible assets, to streamline our business, and to focus our investments on delivering what we believe to be the key next-generation networking solutions. However, our work plan, including workforce reductions, may not be sufficient to meet the changes in industry and market conditions, and such conditions may continue to deteriorate or last longer than we expect. In addition, we may not be able to successfully implement our work plan and may be required to refine, expand or extend our work plan. Furthermore, our workforce reductions may impair our ability to realize our current or future business objectives. Lastly, costs actually incurred in connection with restructuring actions may be higher than the estimated costs of such actions and/or may not lead to the anticipated cost savings. As a result, our restructuring efforts may not result in our return to profitability.

OUR OPERATING RESULTS HAVE HISTORICALLY BEEN SUBJECT TO YEARLY AND QUARTERLY FLUCTUATIONS AND ARE EXPECTED TO CONTINUE TO FLUCTUATE.

     Our operating results have historically been and are expected to continue to be subject to quarterly and yearly fluctuations as a result of a number of factors. These factors include:

     o our ability to successfully complete programs on a timely basis to reduce our cost structure, including fixed costs, and to streamline our operations;

     o our ability to focus our business on what we believe to be potentially higher growth, higher margin businesses, and to dispose of or exit non-core businesses;

     o the inherent uncertainties of using estimates and assumptions for asset valuations and in determining the amounts of liabilities and other items in our financial statements, and the impact of changes in accounting principles used to value assets;

     o our ability to implement our work plan without negatively impacting our relationships with our customers, the delivery of products based on new and developing technologies, the delivery of high quality robust products at competitive prices, the maintenance of technological leadership, and the retention of qualified personnel;

     o    fluctuations in our gross margins;

     o    the impact of acquired businesses and technologies;

     o    increased price and product competition in the networking industry;

     o the development, introduction and market acceptance of new technologies, and integrated networking solutions, as well as the adoption of new networking standards;

     o variations in sales channels, product costs, and the mix of products sold;

     o    the size and timing of customer orders and shipments;

     o    our ability to maintain appropriate inventory levels; and

     o the impact of our product development schedules, manufacturing capacity, and lead times required to produce our products.

     Additionally, we are required to perform goodwill impairment tests on an annual basis and between annual tests in certain circumstances, which may result in a charge to net earnings (loss).

     Significant fluctuations in our operating results could contribute to volatility in the market price of Nortel Networks Corporation's common shares.

OUR GROSS MARGINS MAY BE NEGATIVELY AFFECTED, WHICH IN TURN WOULD NEGATIVELY AFFECT OUR OPERATING RESULTS AND COULD CONTRIBUTE TO VOLATILITY IN THE MARKET PRICE OF NORTEL NETWORKS CORPORATION'S COMMON SHARES.

     Our gross margins may be negatively affected as a result of a number of factors, including:

     o    increased price competition;

     o    excess capacity;

     o    higher material or labor costs;

     o    warranty costs;

     o    obsolescence charges;

     o loss of cost savings on future inventory purchases as a result of high inventory levels;

     o    introductions of new products and costs of entering new markets;

     o    increased levels of customer services;

     o    changes in distribution channels; and

     o    changes in product and geographic mix.

     Lower than expected gross margins would negatively affect our operating results and could contribute to volatility in the market price of Nortel Networks Corporation's common shares.

ECONOMIC CONDITIONS IN THE UNITED STATES, CANADA, AND GLOBALLY, AFFECTING THE TELECOMMUNICATIONS INDUSTRY, AS WELL OTHER TRENDS AND FACTORS AFFECTING THE TELECOMMUNICATIONS INDUSTRY, ARE BEYOND OUR CONTROL AND MAY RESULT IN REDUCED DEMAND AND PRICING PRESSURE ON OUR PRODUCTS.

     There are trends and factors affecting the telecommunications industry, which are beyond our control and may affect our operations. Such trends and factors include:

     o adverse changes in the public and private equity and debt markets and our ability, as well as the ability of our customers and suppliers, to obtain financing or to fund working capital and capital expenditures;

     o adverse changes in our credit rating, or the credit ratings of our customers and suppliers;

     o adverse changes in the market conditions in our industry and the specific markets for our products;

     o    the trend towards the sale of integrated networking solutions;

     o visibility to, and the actual size and timing of, capital expenditures by our customers;

     o inventory practices, including the timing of product and service deployment, of our customers;

     o the amount of network capacity and the network capacity utilization rates of our customers, and the amount of sharing and/or acquisition of new and/or existing network capacity by our customers;

     o policies of our customers regarding utilization of single or multiple vendors for the products they purchase;

     o the overall trend toward industry consolidation and rationalization among our customers, competitors, and suppliers;

     o conditions in the broader market for communications products, including data networking products and computerized information access equipment and services;

     o governmental regulation or intervention affecting communications or data networking; and

     o the effects of war and acts of terrorism, such as disruptions in general global economic activity, changes in logistics and security arrangements, and reduced customer demand for our products and services.

     Economic conditions affecting the telecommunications industry, which affect market conditions in the telecommunications and networking industry, in the United States, Canada and globally, affect our business. Reduced capital spending and/or negative economic conditions in the United States, Canada, Europe, Asia, Latin America and/or other areas of the world could result in reduced demand for or pricing pressure on our products.

WE MAY NOT BE ABLE TO ATTRACT OR RETAIN THE SPECIALIZED TECHNICAL AND MANAGERIAL PERSONNEL NECESSARY TO ACHIEVE OUR BUSINESS OBJECTIVES.

     Competition for certain key positions and specialized technical personnel in the high-technology industry is intense, despite current economic conditions. We believe that our future success depends in part on our continued ability to hire, assimilate, and retain qualified personnel in a timely manner, particularly key members of senior management and in our key areas of potential growth. A key factor in attracting and retaining qualified employees is our ability to provide employees with the opportunity to participate in the potential growth of our business through programs such as stock option plans and employee investment plans. The value of these opportunities may be adversely affected by the volatility or negative performance of the market price for Nortel Networks Corporation's common shares. We may also find it more difficult to attract or retain qualified employees because of our recent significant workforce reductions and business performance. In addition, if we have not properly sized our workforce and retained those employees with the appropriate skills, our ability to compete effectively may be adversely affected. If we are not successful in attracting, retaining or recruiting qualified employees, including members of senior management, in the future, we may not have the necessary personnel to effectively compete in the highly dynamic, specialized and volatile industry in which we operate or to achieve our business objectives.

FUTURE CASH FLOW FLUCTUATIONS MAY AFFECT OUR ABILITY TO FUND OUR WORKING CAPITAL REQUIREMENTS OR ACHIEVE OUR BUSINESS OBJECTIVES IN A TIMELY MANNER.

     Our working capital requirements and cash flows historically have been, and are expected to continue to be, subject to quarterly and yearly fluctuations, depending on such factors as timing and size of capital expenditures, levels of sales, timing of deliveries and collection of receivables, inventory levels, customer payment terms, customer financing obligations, and supplier terms and conditions. Our inability to manage cash flow fluctuations resulting from such factors could have a material adverse effect on our ability to fund our working capital requirements from operating cash flows and other sources of liquidity or to achieve our business objectives in a timely manner.

OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED BY OUR INCREASED LEVELS OF DEBT.

     In order to finance our business we have incurred, or have entered into credit facilities allowing for drawdowns of, or filed the registration statement of which this prospectus forms a part for offerings of, significant levels of debt compared to historical levels, and we may need to secure additional sources of funding, which may include debt or convertible debt financing, in the future. A high level of debt, arduous or restrictive terms and conditions relating to accessing certain sources of funding, failure to meet certain covenants under our credit agreements, poor business performance or lower than expected cash inflows could have adverse consequences on our ability to fund our business and the operation of our business.

     In particular, certain of such credit agreements have been recently amended and now contain financial covenants that require the maintenance of a minimum consolidated tangible net worth and the achievement of certain minimum consolidated earnings before interest, taxes, depreciation and amortization, or EBITDA, thresholds. The minimum required consolidated tangible net worth of Nortel Networks Limited may not be less than $1,888 million at any time. The consolidated EBITDA covenant requires that we achieve a cumulative EBITDA of negative $650 million or better for the six months ended June 30, 2002. In addition, there are minimum EBITDA covenants in place for the remainder of fiscal year 2002 and the first three quarters of 2003, tested in quarterly increments during the period. Compliance with this covenant will require EBITDA improvements during the fiscal year 2002, and further improvements in the year thereafter. Certain business restructuring charges and other incremental charges and gains as publicly disclosed are excluded from the calculation of EBITDA. In addition, these credit agreements contain covenants restricting additional debt, the payment of dividends, corporate events, liens, sale and leasebacks, and investments, among others. Payments of dividends on the outstanding preferred shares of Nortel Networks Limited is permitted provided that compliance with certain covenants of the credit agreements is maintained. If we continue to incur net losses, we may be unable to comply with certain of our covenants under the credit agreements.

     Other effects of a high level of debt include the following:

     o we may have difficulty borrowing money in the future, or accessing sources of funding, including our credit facilities;

     o we may need to use a large portion of our cash flow from operations to pay principal and interest on our indebtedness, which would reduce the amount of cash available to finance our operations and other business activities;

     o a high debt level, arduous or restrictive terms and conditions, or lower than expected cash flows would make us more vulnerable to economic downturns and adverse developments in our business; and

     o if operating cash flows are not sufficient to meet our operating expenses, capital expenditures and debt service requirements as they become due, we may be required, in order to meet our debt service obligations, to delay or reduce capital expenditures or the introduction of new products, sell assets, and/or forego business opportunities including acquisitions, research and development projects, or product design enhancements.

CHANGES IN RESPECT OF OUR PUBLIC DEBT RATINGS MAY MATERIALLY AND ADVERSELY AFFECT THE AVAILABILITY, THE COST, AND THE TERMS AND CONDITIONS OF OUR DEBT AND ASSET-BASED FINANCINGS.

     Certain of our outstanding debt instruments are publicly rated by independent rating agencies, which ratings are now below investment grade. These public debt ratings affect our ability to raise debt, our access to the commercial paper market (which is currently closed to us), and our ability to engage in asset-based financing. These public debt ratings also may negatively affect the cost to us and terms and conditions of debt and asset-based financings. Additionally, any negative developments regarding our cash flow, public debt ratings and/or our incurring significant levels of debt, or our failure to meet certain covenants under our credit agreements, could cause us to lose access to, and/or cause a default under certain of our credit facilities and adversely affect further the cost and terms and conditions of our debt and asset-based financings.

OUR PERFORMANCE MAY BE MATERIALLY AND ADVERSELY AFFECTED IF OUR EXPECTATIONS REGARDING MARKET DEMAND FOR PARTICULAR PRODUCTS PROVE TO BE WRONG.

     We expect that data communications traffic will grow at a faster rate than the growth expected for voice traffic, and that the use of the Internet will continue to increase. We expect the growth of data traffic and the use of the Internet will significantly impact traditional voice networks, both wireline and wireless. We believe that this will create market discontinuities. By market discontinuities, we mean opportunities for new technologies, applications, products and services that enable the secure, rapid, and efficient transport of large volumes of data traffic over networks and allow service providers and carriers to increase revenues and improve operating results. Market discontinuities will also make traditional voice network products and services less effective as they were not designed for data traffic. We believe that these market discontinuities in turn will lead to the convergence of data and voice through upgrades of traditional voice networks to transport large volumes of data traffic or through the construction of new networks designed to transport both voice and data traffic. Either approach would require significant capital expenditures by service providers and carriers. We also believe that such developments will give rise to the demand for Internet Protocol-, or IP-, optimized networking solutions, and third generation, or 3G, wireless networks. Internet Protocol is the predominant method by which data is sent from one computer to another on the Internet - a data message is divided into smaller packets which contain both the sender's unique IP address and the receiver's unique IP address, and each packet is sent, potentially by different routes and as independent units, across the Internet. There is no continuing connection between the end points which are communicating versus traditional telephone communications which involve establishing a fixed circuit that is maintained for the duration of the voice or data communications call. 3G wireless networks are an evolution of communications networks from second generation wireless networks for voice and low speed data communications that are based on circuit switching
- when a call is dialed, a circuit is established between the mobile handset and the third party, and the connection lasts for the duration of the call. By comparison, 3G networks allow devices to be "always on" because the networks are packet-based. We expect 3G networks to include such features as voice, high speed data communications and high bandwidth multimedia capabilities, and usability on a variety of different communications devices, such as cellular telephones and pagers, with the user having accessibility anywhere and at any time to these features.

     We cannot be sure what the rate of such convergence of voice and data networks will be, due to the dynamic and rapidly evolving nature of the communications business, the technology involved and the availability of capital. Consequently, market discontinuities and the resulting demand for IP-optimized networking solutions or 3G wireless networks may not materialize. Alternatively, the pace of that development may slow. It may also be the case that the market may develop in an unforeseen direction. Certain events, including the availability of new technologies or the evolution of other technologies, may occur which would affect the extent or timing of anticipated market demand, or increase demand for products based on other technologies, or reduce the demand for IP-optimized networking solutions or 3G wireless networks, which in turn may reduce purchases of our networking solutions by our customers, require increased expenditures to develop and market different technologies, or provide market opportunities for our competitors. Our performance may also be materially and adversely affected by a lack of growth in the rate of data traffic, a reduction in the use of the Internet or a reduction in the demand for IP-optimized networking solutions or 3G wireless networks in the future.

WE MAY BE MATERIALLY AND ADVERSELY AFFECTED BY CONTINUED REDUCTIONS IN SPENDING ON TELECOMMUNICATIONS INFRASTRUCTURE BY OUR CUSTOMERS.

     A continued slowdown in capital spending by service providers may affect our revenues more than we currently expect. Moreover, the significant slowdown in capital spending by service providers has created uncertainty as to market demand. As a result, revenues and operating results for a particular period can be difficult to predict. In addition, there can be no certainty as to the severity or duration of the current industry adjustment. Many of our traditional customers have already begun to invest in data networking and/or are in the process of transitioning from voice-only networks to networks which include data traffic. However, as a result of the recent changes in industry and market conditions, many of our customers have reduced their capital spending on telecommunications infrastructure. Our revenues and operating results have been and are expected to continue to be materially and adversely affected by the continued reductions in capital spending on telecommunications infrastructure by our customers. If the reduction of capital spending continues for a prolonged period and we continue to incur net losses as a result, we may be unable to comply with certain covenants under our credit agreements.

WE HAVE MADE, AND MAY CONTINUE TO MAKE, STRATEGIC ACQUISITIONS IN ORDER TO ENHANCE OUR BUSINESS. IF WE ARE NOT SUCCESSFUL IN OPERATING OR INTEGRATING THESE ACQUISITIONS, OUR BUSINESS, RESULTS OF OPERATION, AND FINANCIAL CONDITION MAY BE MATERIALLY AND ADVERSELY AFFECTED.

     In the past, we acquired companies to enhance the expansion of our business and products. We may consider selective opportunistic acquisitions of companies or businesses with resources and product or service offerings capable of providing us with additional strengths to help fulfill our vision of building the new, high-performance Internet. Acquisitions involve significant risks and uncertainties. These risks and uncertainties include:

     o the risk that the industry may develop in a different direction than anticipated and that the technologies we acquire do not prove to be those we need to be successful in the industry;

     o the risk that future valuations of acquired businesses may decrease from the market price we paid for these acquisitions;

     o the generation of insufficient revenues by acquired businesses to offset increased operating expenses associated with these acquisitions;

     o the potential difficulties in completing in-process research and development projects and delivering high quality robust products to our customers;

     o the potential difficulties in integrating new products, businesses and operations in an efficient and effective manner;

     o the risk that our customers or customers of the acquired businesses may defer purchase decisions as they evaluate the impact of the acquisitions on our future product strategy;

     o    the potential loss of key employees of the acquired businesses;

     o the risk that acquired businesses will divert the attention of our senior management from the operation of our business; and

     o the risks of entering new markets in which we have limited experience and where competitors may have a stronger market presence.

     Our inability to successfully operate and integrate newly-acquired businesses appropriately, effectively and in a timely manner could have a material adverse effect on our ability to take advantage of further growth in demand for IP-optimized network solutions and other advances in technology, as well as on our revenues, gross margins, and expenses.

WE OPERATE IN HIGHLY DYNAMIC AND VOLATILE INDUSTRIES CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGIES, EVOLVING INDUSTRY STANDARDS, FREQUENT NEW PRODUCT INTRODUCTIONS, AND SHORT PRODUCT LIFE CYCLES.

     The markets for our products are characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles. We expect our success to depend, in substantial part, on the timely and successful introduction of high quality, new products and upgrades, as well as cost reductions on current products to address the operational speed, bandwidth, efficiency, and cost requirements of our customers. Our success will also depend on our ability to comply with emerging industry standards, to operate with products of other suppliers, to address emerging market trends, to provide our customers with new revenue-generating opportunities and to compete with technological and product developments carried out by others. The development of new, technologically advanced products, including IP-optimized networking solutions and 3G wireless networks, is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. Investments in such development may result in expenses growing at a faster rate than revenues. We may not be successful in targeting new market opportunities, in developing and commercializing new products in a timely manner, or in achieving market acceptance for our new products.

     The success of new or enhanced products, including IP-optimized networking solutions and 3G wireless networks, depends on a number of other factors, including the timely introduction of such products, market acceptance of new technologies and industry standards, the quality and robustness of new or enhanced products, competing product offerings, the pricing and marketing of such products, and the availability of funding for such networks. Products and technologies developed by our competitors may render our products obsolete. Hackers may attempt to disrupt or exploit our customers' use of our technologies. If we fail to respond in a timely and effective manner to unanticipated changes in one or more of the technologies affecting telecommunications and data networking or our new products or product enhancements fail to achieve market acceptance, our ability to compete effectively in our industry, and our sales, market share, and customer relationships could be materially and adversely affected.

     In addition, unanticipated changes in market demand for products based on a specific technology, particularly lower than anticipated, or delays in, demand for IP-optimized networking solutions, particularly long-haul and metro optical networking solutions, or 3G wireless networks, could have a material adverse effect on our business, results of operations, and financial condition if we fail to respond to such changes in a timely and effective manner.

WE FACE SIGNIFICANT COMPETITION AND MAY NOT BE ABLE TO MAINTAIN OUR MARKET SHARE AND MAY SUFFER FROM COMPETITIVE PRICING PRACTICES.

     We operate in a highly volatile industry that is characterized by vigorous competition for market share and rapid technological development. Competition is heightened in periods of slow overall market growth. These factors could result in aggressive pricing practices and growing competition from start-up companies, established competitors, as well as well-capitalized computer systems and communications companies, which, in turn, could have a material adverse effect on our gross margins.

     Our principal competitors in the sale of our Metro and Enterprise Networks products to service providers are large communications companies such as Alcatel S.A., Fujitsu Limited, Telefonaktiebolagat LM Ericsson, Lucent Technologies Inc., and Siemens Aktiengesellschaft. In addition, we compete with smaller companies that address specific niches within this market, such as Ciena Corporation and ONI Systems Corp (who recently announced their intention to combine their companies), Sonus Systems Limited, and Redback Networks Inc. Our principal competitors in the sale of our Metro and Enterprise Networks solutions to enterprises are Alcatel, Avaya Inc., Cisco Systems, Inc., Ericsson, and Siemens. We also compete with smaller companies that address specific niches, such as Foundry Networks, Inc., Extreme Networks, Inc., Enterasys Networks, Inc., 3Com Corporation, and Genesys Telecommunications Laboratories, Inc. Our major competitors in the global wireless infrastructure business have traditionally included Ericsson, Lucent, Motorola, Inc., and Nokia Corporation. More recently,

Siemens and Samsung Electronics Co., Ltd. have emerged as competitors. Our major competitors in the sale of long-distance optical networking equipment include Alcatel, Ciena, Fujitsu, Lucent, and Marconi plc. Our major competitors in the sale of optical components includes Agere Systems Inc. and JDS Uniphase Corporation. Since some of the markets in which we compete are characterized by the potential for rapid growth and, in certain cases, low barriers to entry and rapid technological changes, smaller, specialized companies and start-up ventures are now or may become principal competitors in the future. We may also face competition from the resale of used telecommunications equipment, including our own on occasion, by failed, downsized or consolidated high technology enterprises and telecommunications service providers. In addition, one way to maximize market growth, enhance existing products and introduce new products is through acquisitions of companies, where advisable. Our acquisitions of other companies may cause certain of our competitors to enter into additional business combinations, to accelerate product development, or to engage in aggressive price reductions or other competitive practices, creating even more powerful or aggressive competitors.

     We expect that we will face additional competition from existing competitors and from a number of companies that have entered or may enter our existing and future markets. Some of our current and potential competitors have greater marketing, technical and financial resources, including the ability to provide customer financing in connection with the sale of products. Many of our current and potential competitors have also established, or may in the future establish, relationships with our current and potential customers. Increased competition could result in price reductions, negatively affecting our operating results, reducing profit margins and potentially leading to a loss of market share.

WE FACE CERTAIN BARRIERS IN OUR EFFORTS TO EXPAND INTERNATIONALLY.

     We intend to continue to pursue international and emerging market growth opportunities. In many international markets, long-standing relationships between potential customers and their local suppliers and protective regulations, including local content requirements and type approvals, create barriers to entry. In addition, pursuing international opportunities may require significant investments for an extended period before we realize returns on such investments, if any, and such investments may result in expenses growing at a faster rate than revenues. Furthermore, such projects and investments could be adversely affected by:

     o reversals or delays in the opening of foreign markets to new competitors;

     o    trade protection measures;

     o    exchange controls;

     o    currency fluctuations;

     o    investment policies;

     o    restrictions on repatriation of cash;

     o    nationalization of local industry;

     o    economic, social and political risks;

     o    taxation;

     o    interest rates; and

     o    other factors, depending on the country involved.

     Difficulties in foreign financial markets and economies and of foreign financial institutions, particularly in emerging markets, could adversely affect demand from customers in the affected countries. An inability to maintain or expand our business in international and emerging markets could have a material adverse effect on our business, results of operations, and financial condition.

FLUCTUATING FOREIGN CURRENCIES MAY NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.

     As an increasing proportion of our business may be denominated in currencies other than United States dollars, fluctuations in foreign currencies may have an impact on our business, results of operations, and financial condition. Our primary currency exposures are to Canadian dollars, United Kingdom pounds, and the Euro. These exposures may change over time as we change the geographic mix of our global business and as our business practices evolve. For instance, if we increase our presence in emerging markets, we may see an increase in our exposure to such emerging market currencies, such as, for example, the Chinese renminbi. These currencies may be affected by internal factors, and external developments in other countries, all of which can have an adverse impact on a country's currency. We cannot predict whether foreign exchange losses will be incurred in the future, and significant foreign exchange fluctuations may have a material adverse effect on our results of operations.

WE MAY BECOME INVOLVED IN DISPUTES REGARDING INTELLECTUAL PROPERTY RIGHTS THAT COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS IF WE DO NOT PREVAIL.

     Our industry is subject to uncertainty over adoption of industry standards and protection of intellectual property rights. Our success is dependent on our proprietary technology, which we rely on patent, copyright, trademark and trade secret laws to protect. While our business is global in nature, the level of protection of our proprietary technology provided by such laws varies by country. Our issued patents may be challenged, invalidated, or circumvented, and our rights under issued patents may not provide us with competitive advantages. Patents may not be issued from pending applications, and claims in patents issued in the future may not be sufficiently broad to protect our proprietary technology. In addition, claims of intellectual property infringement or trade secret misappropriation may be asserted against us or our customers in connection with their use of our products, and the outcome of any such claims are uncertain. A failure by us to react to changing industry standards, the lack of broadly-accepted industry standards, successful claims of intellectual property infringement or other intellectual property claims against us or our customers, or a failure by us to protect our proprietary technology, could have a material adverse effect on our business, results of operations, and financial condition. In addition, if others infringe on our intellectual property rights, we may not be able to successfully contest such challenges.

RATIONALIZATION AND CONSOLIDATION IN THE TELECOMMUNICATIONS INDUSTRY MAY CAUSE US TO EXPERIENCE A LOSS OF CUSTOMERS.

     The telecommunications industry has experienced the consolidation and rationalization of industry participants and we expect this trend to continue. There have been adverse changes in the public and private equity and debt markets for telecommunications industry participants which have affected their ability to obtain financing or to fund capital expenditures. Some operators have experienced financial difficulty and have, or may, file for bankruptcy protection or be acquired by other operators. Other operators may merge and we and one or more of our competitors may each supply products to the companies that have merged or will merge. This rationalization/consolidation could result in our dependence on a smaller number of customers, purchasing decision delays by the merged companies and/or our playing a lesser role, or no longer playing a role, in the supply of communications products to the merged companies. In addition, telecommunications equipment suppliers may enter into business combinations, or may be acquired by or sell a substantial portion of their assets to other competitors, resulting in accelerated product development, increased financial strength, or a broader base of customers, creating even more powerful or aggressive competitors. We may also see rationalization among equipment/component suppliers. The business failures of operators, competitors or suppliers may cause uncertainty among investors and in the telecommunications market generally.

CHANGES IN REGULATION OF THE INTERNET MAY AFFECT THE MANNER IN WHICH WE CONDUCT OUR BUSINESS AND MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.

     There are currently few domestic or international laws or regulations that apply directly to access to or commerce on the Internet. We could be materially and adversely affected by regulation of the Internet in any country where we operate in respect of such technologies as voice over the Internet, encryption technology and access charges for Internet service providers. We could also be materially and adversely affected by increased competition as a result of the continuing deregulation of the telecommunications industry. If a jurisdiction in which we operate adopts measures which affect the regulation of the Internet or the deregulation of the telecommunications industry, we could experience both decreased demand for our products and increased costs of selling such products. Changes in laws or regulations governing the Internet and Internet commerce could have a material adverse effect on our business, results of operations, and financial condition.

     Nortel Networks Corporation's stock price has historically been volatile and a major decline in the market price of Nortel Networks Corporation's common shares or our other securities may negatively impact our ability to make future strategic acquisitions, raise capital, issue debt, or retain employees.

     Nortel Networks Corporation's common shares have experienced, and may continue to experience, substantial price volatility, including decreases, particularly as a result of variations between our actual or anticipated financial results and the published expectations of analysts and as a result of announcements by our competitors and us. In addition, the stock markets have experienced extreme price fluctuations that have affected the market price of many technology companies in particular. These price fluctuations have in some cases been unrelated to the operating performance of these companies. A major decline in the capital markets generally, or in the market price of Nortel Networks Corporation's common shares or our other securities, may negatively impact our ability to make future strategic acquisitions, raise capital, issue debt, or retain employees. These factors, as well as general economic and political conditions, may in turn have a material adverse effect on the market price of Nortel Networks Corporation's common shares.

WE HAVE PROVIDED AND MAY CONTINUE TO PROVIDE SIGNIFICANT FINANCING TO OUR CUSTOMERS. THE CURRENT DOWNTURN IN THE ECONOMY INCREASES OUR EXPOSURE TO OUR CUSTOMERS' CREDIT RISK AND THE RISK THAT OUR CUSTOMERS WILL NOT BE ABLE TO FULFILL THEIR PAYMENT OBLIGATIONS.

     The competitive environment in which we operate has required us in the past, and we expect may continue to require us in the future, to provide significant amounts of medium-term and long-term customer financing. Customer financing arrangements may include financing in connection with the sale of our products and services, funding for certain non-product and service costs associated with network installation and integration of our products and services, financing for working capital and equity financing. We may provide customer financing in the future for such customer requirements as turnkey construction of new networks, particularly for 3G wireless operators. If we do, we may be required to directly hold a significantly greater amount of such financings than in the past, when we were able to place a large amount of our customer financing obligations with third party lenders.

     We expect to continue to hold certain current and future customer financing obligations for longer periods prior to any possible placement with third-party lenders, due to, among other factors, recent economic uncertainty in various countries, adverse capital market conditions, adverse changes in the credit ratings of our customers or ourselves, and reduced demand for telecommunications financing in capital and bank markets. In addition, risks generally associated with customer financing, including the risks associated with new technologies, new network construction, market demand and competition, customer business plan viability and funding risks, may require us to hold certain customer financing obligations over a longer term. We may not be able to place any of our current or future customer financing obligations with third-party lenders on acceptable terms.

     Recently, certain of our customers, including a number of competitive local exchange carriers, have been experiencing financial difficulties, and during the third and fourth quarters of 2001, we noted the amount of customer financing with respect to which customers that have failed to meet their financing obligations had increased. If there is further increase in the failure of our customers to meet their customer financing obligations to us, we could incur losses in excess of our provisions, which could have a material adverse effect on our cash flow and operating results.

NEGATIVE DEVELOPMENTS ASSOCIATED WITH OUR SUPPLY AND OUTSOURCING CONTRACTS, TURNKEY ARRANGEMENTS AND CONTRACT MANUFACTURING AGREEMENTS MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, AND SUPPLY RELATIONSHIPS.

     We have entered into supply contracts with customers to provide products and services, which in some cases involve new technologies currently being developed, or which we have not yet commercially deployed, or which require us to build and operate networks on a turnkey basis. We have also entered into network outsourcing contracts with customers to operate their networks. Some of these supply and network outsourcing contracts contain delivery and installation timetables, performance criteria and other contractual obligations which, if not met, could result in our having to pay substantial penalties or liquidated damages, the termination of the related supply or network outsourcing contract, and/or the reduction of shared revenues under a turnkey arrangement, in certain circumstances. Unexpected developments in these supply and outsourcing contracts could have a material adverse effect on our revenues, cash flows, and relationships with our customers.

     Our ability to meet customer demand is, in part, dependent on us obtaining timely and adequate component parts and products from suppliers, contract manufacturers, and internal manufacturing capacity. As part of the transformation of our supply chain from a vertically integrated manufacturing model to a virtually integrated model, we have outsourced a substantial portion of our manufacturing capacity to contract manufacturers. We work closely with our suppliers and contract manufacturers to address quality issues and to meet increases in customer demand, when needed, and we also manage our internal manufacturing capacity, quality, and inventory levels as required. However, we may encounter shortages of quality components and/or products in the future. In addition, our component suppliers and contract manufacturers have experienced, and may continue to experience, a consolidation in the industry, which may result in fewer sources of components or products and greater exposure to the financial stability of our suppliers. A reduction or interruption in component supply or external manufacturing capacity, a significant increase in the price of one or more components, or excessive inventory levels could materially and negatively affect our gross margins and our operating results and could materially damage customer relationships.

     Further, certain of our supply arrangements with our contract manufacturers were negotiated prior to the current industry and economic downturn and, depending upon the extent and duration of this downturn, the terms of these arrangements may not be achievable. To the extent that we fail to meet any of these arrangements, and if we are unable to successfully renegotiate the applicable arrangement, we may be obligated to indemnify the contract manufacturer for certain direct costs attributable to our failure to so perform. The actual amount of any such indemnification, which could be substantial, would be based on a variety of complex, inter-related factors. The failure to reach a satisfactory resolution of any such matter could have a material adverse effect on our business, results of operations, financial condition, and supply relationships.

OUR BUSINESS MAY SUFFER IF STRATEGIC ALLIANCES WHICH WE HAVE ENTERED INTO ARE NOT SUCCESSFUL.

     We have entered into a number of strategic alliances with suppliers, developers, and members in our industry to facilitate product compatibility, encourage adoption of industry standards, or to offer complementary product or service offerings to meet customer needs. In some cases, the companies with which we have strategic alliances also compete against us in some of our business areas. If a member of a strategic alliance fails to perform its obligations, if the relationship fails to develop as expected, or if the relationship is terminated, we could experience delays in product availability or impairment of our relationships with our customers.

THE ADVERSE RESOLUTION OF LITIGATION AGAINST US COULD NEGATIVELY IMPACT OUR BUSINESS.

     We are currently a defendant in numerous class actions and other lawsuits, including lawsuits initiated on behalf of holders of Nortel Networks Corporation's common shares, which seek damages of material and indeterminate amounts, as well as lawsuits in the normal course of business. We are and may in the future be subject to other litigation arising in the normal course of our business. Litigation may be time consuming, expensive, and distracting from the conduct of our business, and the outcome of litigation is difficult to predict. The adverse resolution of any specific lawsuit could have a material adverse effect on our business, results of operations, and financial condition.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any related prospectus supplement and the documents that are incorporated by reference may contain forward-looking statements about Nortel Networks Corporation and/or Nortel Networks Limited or which they believe are covered by the United States Private Securities Litigation Reform Act of 1995. Statements in this prospectus, any related prospectus supplement and the documents that are incorporated by reference that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. In particular, the use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should" or similar expressions indicate that forward-looking statements are being made. Forward-looking statements include the information set forth under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Nortel Networks Corporation's and Nortel Networks Limited's Annual Report on Form 10-K and under the same or similar headings in Nortel Networks Corporation's and Nortel Networks Limited's Quarterly Reports on Form 10-Q. Forward-looking statements may also be found in Nortel Networks Corporation's and Nortel Networks Limited's Current Reports on Form 8-K.

     The actual results, performance or achievement by Nortel Networks Corporation or Nortel Networks Limited could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, there can be no assurance that any of the events anticipated by the forward-looking statements will occur, or if they do, what impact they will have on the business, results of operations, and financial condition of each of Nortel Networks Corporation and Nortel Networks Limited.

     In addition, the risk factors included in this prospectus may be amended, superseded or supplemented by risk factor disclosure in any related prospectus supplement and such risk factors may be amended, superseded or supplemented by future risk factor disclosure found under the heading "Forward-looking Statements" or analogous sections in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Nortel Networks Corporation's and Nortel Networks Limited's future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which will be incorporated by reference herein when filed.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratios of earnings to fixed charges computed under U.S. generally accepted accounting principles, or U.S. GAAP, for Nortel Networks Corporation and Nortel Networks Limited for the periods indicated below. In light of the arrangement, the ratios of earnings to fixed charges for Nortel Networks Corporation for the years ended December 31, 1997, 1998 and 1999, and for the period from January 1, 2000 to April 30, 2000, represent the financial position, results of operations and cash flows of Nortel Networks Corporation as if Nortel Networks Limited and Nortel Networks Corporation had historically been the same entity. As Nortel Networks Corporation has no preferred shares outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preference dividends is presented.

     Earnings for purposes of the ratios consist of consolidated pre-tax earnings or losses from continuing operations before adjustments for minority interests in consolidated subsidiaries or income or loss from equity investees, plus:

          o    fixed charges;

          o    amortization of capitalized interest;

          o    distributed income of equity investees; and

          o pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

     less:

          o    interest capitalized;

          o in the case of Nortel Networks Limited, preference security dividend requirements of consolidated subsidiaries; and

          o the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

     Fixed charges for this purpose consist of:

          o    interest expensed and capitalized;

          o amortized premiums, discounts and capitalized expenses related to indebtedness;

          o one-third of rental expenses on operating leases, deemed to be representative of interest expenses; and

          o preference security dividend requirements of consolidated subsidiaries.


                         NORTEL NETWORKS CORPORATION                                 NORTEL NETWORKS LIMITED
      --------------------------------------------------------------------      ------------------------------------
                                                              THREE MONTHS                              THREE MONTHS
                                                                 ENDED              YEAR ENDED             ENDED
                   YEAR ENDED DECEMBER 31,                     MARCH 31,           DECEMBER 31,          MARCH 31,
      -----------------------------------------------------   ------------      ------------------      ------------
      1997        1998        1999       2000       2001          2002          2000         2001           2002
      ----       ------       ----      ------     --------   ------------      -----      -------      ------------
      5.7        -- (1)       1.9       -- (2)     -- (3)       -- (4)           2.1        -- (5)        -- (6)


------------------------

(1) The earnings of Nortel Networks Corporation calculated in accordance with U.S. GAAP were inadequate to cover fixed charges for the year ended December 31, 1998 by $13.4 million.

(2) The earnings of Nortel Networks Corporation calculated in accordance with U.S. GAAP were inadequate to cover fixed charges for the year ended December 31, 2000 by $1,694.7 million.

(3) The earnings of Nortel Networks Corporation calculated in accordance with U.S. GAAP were inadequate to cover fixed charges for the year ended December 31, 2001 by $27,421.0 million.

(4) The earnings of Nortel Networks Corporation calculated in accordance with U.S. GAAP were inadequate to cover fixed charges for the three months ended March 31, 2002 by $1,211.0 million.

(5) The earnings of Nortel Networks Limited calculated in accordance with U.S. GAAP were inadequate to cover fixed charges for the year ended December 31, 2001 by $14,516.0 million.

(6) The earnings of Nortel Networks Limited calculated in accordance with U.S. GAAP were inadequate to cover fixed charges for the three months ended March 31, 2002 by $1,148.0 million.

                                 USE OF PROCEEDS

     Except as otherwise provided in an accompanying prospectus supplement:

     o the net proceeds from the sale of common shares, preferred shares, debt securities, warrants for common shares or preferred shares, warrants for debt securities, share purchase contracts and share purchase or equity units described in this prospectus issued by Nortel Networks Corporation will be used by Nortel Networks Corporation or advanced to, or otherwise invested in, Nortel Networks Corporation's subsidiaries, in each case for general corporate purposes; and

     o the net proceeds from the sale of guaranteed debt securities described in this prospectus issued by Nortel Networks Limited will be used by or advanced to, or otherwise invested in, subsidiaries or affiliates of Nortel Networks Corporation (which may include Nortel Networks Limited) and Nortel Networks Limited (which may include Nortel Networks Corporation) and used for general corporate purposes.

                          LEGAL OWNERSHIP OF SECURITIES

"STREET NAME" AND OTHER INDIRECT HOLDERS

     Investors who hold securities in accounts at banks or brokers as legal holders of those securities generally will not be recognized by the issuer. This is called holding in "street name". Instead, the issuer will recognize only the bank or broker or the financial institution the bank or broker uses to hold the securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities described in this prospectus, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold the securities described in this prospectus in street name, you should check with your own institution to find out:

     o    how it handles payments and notices with respect to securities;

     o    whether it imposes fees or charges;

     o    how it would handle voting, if ever required;

     o how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

     o whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

     o how it would pursue rights under the securities described in this prospectus if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

     The obligations of Nortel Networks Corporation and Nortel Networks Limited, as well as the obligations of the relevant trustee, any warrant agent (in the case of Nortel Networks Corporation) and any third parties employed by them, the trustee or any warrant agent (in the case of Nortel Networks Corporation), run only to persons who are registered as holders of securities. As noted above, an issuer does not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold the securities described in this prospectus in that manner or because the securities are issued in the form of global securities as described below. For example, once the issuer makes payment to the registered holder, the issuer has no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

GLOBAL SECURITIES

     A global security is a special type of indirectly held security. If the issuer chooses to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. The issuer does this by requiring that the global security be registered in the name of a financial institution it selects and by requiring that the securities included in the global security not be transferred to the name of any other direct holder except in the special situations described below. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether your series of securities will be issued only as global securities.

     As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. You will not be recognized as a holder of securities by the issuer and instead the issuer will deal only with the depositary that holds the global security.

     You should be aware that if securities are issued only in the form of global securities:

     o    you cannot have securities registered in your own name;

     o you cannot receive physical certificates for your interest in the securities;

     o you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities;

     o you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own securities in the form of physical certificates;

     o the depositary's policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. The issuer, the relevant trustee and, in the case of Nortel Networks Corporation, any warrant agent have no responsibility for any aspect of the depositary's actions or inactions or for its records of ownership interests in the global security. The issuer, the relevant trustee and, in the case of Nortel Networks Corporation, any warrant agent also do not supervise the depositary in any way; and

     o the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

     In a few special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in securities transferred to your name, so that you will be a direct holder. We refer you to "Description of Debt Securities--Global Debt Securities."

     Unless otherwise specified in the prospectus supplement, the special situations for termination of a global security are:

     o when the depositary notifies the issuer that it is unwilling or no longer qualified to continue as depositary and the issuer does not or cannot appoint a successor depositary within 90 days; or

     o when the issuer notifies the relevant trustee that it wishes to terminate the global security.

     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not the issuer, the relevant trustee or, in the case of Nortel Networks Corporation, any warrant agent) is responsible for deciding the names of the institutions that will be the initial direct holders.

THE TERM "HOLDER" AS USED IN THIS PROSPECTUS AND ELSEWHERE

     In the descriptions of the securities included in this prospectus and any prospectus supplement, references to the "holder" of a given security being entitled to certain rights or payments, or being permitted to take certain actions, means the actual legal holder of the security.

     While you will be the holder if you hold a certificated security registered in your name, more often than not the holder will actually be either the broker, bank or other financial institution where you have your street name account, or, in the case of a global security, the depositary. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the prospectus supplement relating to that security.

                          DESCRIPTION OF SHARE CAPITAL

     The authorized capital of Nortel Networks Corporation includes an unlimited number of common shares, an unlimited number of Class A preferred shares and an unlimited number of Class B preferred shares, without nominal or par value, issuable in series. A detailed description of the terms of the common shares and the preferred shares is incorporated by reference into this prospectus from Nortel Networks Corporation's registration statement on Form 8-A dated April 28, 2000, as amended, which you may obtain as described under "Where You Can Find More Information."

NORTEL NETWORKS CORPORATION COMMON SHARES

     At the close of business on April 30, 2002, there were 3,205,785,024 issued and outstanding common shares of Nortel Networks Corporation. The common shares of Nortel Networks Corporation are listed on the New York and Toronto stock exchanges.

     Holders of Nortel Networks Corporation common shares are entitled to one vote per share on all matters voted on at all meetings of shareholders, except meetings at which only holders of other classes or series of shares are entitled to vote.

     Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares, holders of common shares have the right to receive any dividends declared and payable by Nortel Networks Corporation on the common shares and the right to receive Nortel Networks Corporation's remaining assets upon liquidation, dissolution or winding-up, if any, after payment of all debts and liabilities.

     Holders of Nortel Networks Corporation common shares have no pre-emptive, redemption or conversion rights.

NORTEL NETWORKS CORPORATION SHAREHOLDER RIGHTS PLAN

     Nortel Networks Corporation has adopted a shareholder rights plan, the objectives of which are to provide adequate time for the board of directors and shareholders to assess an unsolicited take-over bid for Nortel Networks Corporation, to provide the board of directors with sufficient time to explore and develop alternatives for maximizing shareholder value if such a bid is made and to provide the shareholders with an equal opportunity to participate in such a bid. The shareholder rights plan encourages a potential acquirer to proceed either by way of a "permitted bid" that satisfies certain minimum standards designed to promote fairness, or with the concurrence of the board of directors. A permitted bid under the shareholder rights plan is a take-over bid (within the meaning of Canadian law) made by way of a take-over bid circular that satisfies all of the following conditions:

     o the bid is made to all holders of its shares that are entitled to vote generally on the election of directors;

     o the bid must remain open for at least 60 days and more than 50% of the outstanding voting shares (other than shares beneficially owned on the date of the bid by the offeror and certain related parties) must be deposited under the bid and not withdrawn before any shares may be taken up and paid for; in addition, if 50% of the voting shares are so deposited and not withdrawn, the offeror must make an announcement to that effect, and must leave the bid open for an additional ten business days; and

     o under the terms of the bid, voting shares may be deposited at any time between the date of the bid and the date voting shares are taken up and paid for, and any voting shares so deposited may be withdrawn until taken up and paid for.

     If the take-over bid fails to satisfy such minimum standards and the shareholder rights plan is not waived by the board of directors, the plan provides that the shareholders, other than the offeror, will be able to purchase additional amounts of the common shares at a 50% discount to current market price. A detailed description of the shareholder rights plan is incorporated by reference into this prospectus from Nortel Networks Corporation's registration statement on Form 8-A dated April 28, 2000, as amended, which you may obtain as described under "Where You Can Find More Information."

NORTEL NETWORKS CORPORATION PREFERRED SHARES

     Nortel Networks Corporation's board of directors may from time to time issue Class A preferred shares and Class B preferred shares in one or more series and determine for any such series, by resolution passed before issuance, its designation, number of shares and respective rights, privileges, restrictions and conditions. The holders of preferred shares do not have the right to receive notice of, attend, or vote at, any meeting of shareholders except to the extent otherwise determined by the board of directors and set forth in the articles of amendment designating any series of preferred shares or as provided in the Canada Business Corporations Act. Nortel Networks Corporation has not issued any preferred shares as of the date of this prospectus.

NORTEL NETWORKS LIMITED PREFERRED SHARES

     As of the date of this prospectus, Nortel Networks Limited has outstanding the following preferred shares:

     o 16,000,000 Cumulative Redeemable Class A Preferred Shares Series 5, or the series 5 shares; and

     o 14,000,000 Non-cumulative Redeemable Class A Preferred Shares Series 7, or the series 7 shares.

     Holders of the series 5 shares are entitled to, if declared, a monthly floating cumulative preferential cash dividend, which will float in relation to the average of the prime commercial lending rates of two designated Canadian chartered banks during the relevant month, as adjusted by the weighted average trading price of the series 5 shares during such month, up to a maximum of 100% of such prime rate. Holders of series 5 shares will have the right to convert their shares into Cumulative Redeemable Class A Preferred Shares Series 6, referred to as the series 6 shares, subject to certain conditions, on December 1, 2006, and on December 1 of every fifth year thereafter. Holders of series 6 shares will have a similar right to convert back into series 5 shares every five years. In certain circumstances, conversions may be automatic and mandatory. The series 5 shares are redeemable at any time, at Nortel Networks Limited's option, at C$25.50 per share together with accrued and unpaid dividends up to, but excluding, the date of redemption. If issued on December 1, 2006, the series 6 shares will be redeemable at Nortel Networks Limited's option at C$25 per share, together with accrued and unpaid dividends up to, but excluding, the date of redemption, on December 1, 2011, and on December 1 of every fifth year thereafter.

     Holders of the series 7 shares will, until November 30, 2002, be entitled to an annual fixed non-cumulative preferential cash dividend of C$1.225 per share (4.9%), payable, if declared, quarterly on the first day of March, June, September and December. From December 1, 2002, holders of the series 7 shares will be entitled to, if declared, a monthly floating non-cumulative preferential cash dividend. Holders of series 7 shares will have the right to convert their shares into Non-cumulative Redeemable Class A Preferred Shares Series 8, referred to as the series 8 shares, subject to certain conditions, on December 1, 2002 and on December 1 of every fifth year thereafter. Holders of the series 8 shares will have a similar right to convert back into series 7 shares every five years. In certain circumstances, conversions may be automatic and mandatory. The series 7 shares are not redeemable prior to December 1, 2002, at which time they will be redeemable at Nortel Networks Limited's option at C$25 per share, together with declared and unpaid dividends to the date of redemption. The series 7 shares will be redeemable after that date at Nortel Networks Limited's option at C$25.50 per share together with declared and unpaid dividends to the date of redemption. The series 8 shares will also be redeemable at Nortel Networks Limited's option at C$25 per share, together with declared and unpaid dividends up to, but excluding, the date of redemption, on December 1, 2007, and on December 1 of every fifth year thereafter.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms that will apply to any debt securities that may be offered by Nortel Networks Corporation and Nortel Networks Limited pursuant to this prospectus. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.

GENERAL

     As used in this prospectus, "debt securities" means the senior and subordinated debentures, notes, bonds, guarantees and other evidences of indebtedness that Nortel Networks Corporation issues, or Nortel Networks Limited issues and Nortel Networks Corporation guarantees, and, in each case, the relevant trustee authenticates and delivers under the applicable indenture.

     Nortel Networks Corporation may issue senior debt securities under an indenture between it and Deutsche Bank Trust Company Americas, as trustee. Nortel Networks Limited may issue senior guaranteed debt securities under a separate indenture among it, Nortel Networks Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee. These indentures are referred to in this prospectus as the "senior indentures".

     Nortel Networks Corporation may issue subordinated debt securities under a separate indenture between it and HSBC Bank USA, as trustee. Nortel Networks Limited may issue subordinated guaranteed debt securities under a separate indenture among it, Nortel Networks Corporation, as guarantor, and HSBC Bank USA, as trustee. These indentures are referred to in this prospectus as the "subordinated indentures". The senior indentures and the subordinated indentures are collectively referred to in this prospectus as the "indentures", and each of the trustee under the senior indentures and the trustee under the subordinated indentures are referred to in this prospectus as a "trustee".

     Under applicable Canadian law, a Canadian licensed trust company may be required to be appointed as co-trustee under any or all of the indentures in certain circumstances. It is anticipated that applications will be made to the appropriate Canadian regulatory authorities for exemptive relief from this and other requirements of Canadian law applicable to the indentures. If such relief is not obtained, the applicable legislative requirements will be complied with at the time of the applicable offering.

     The material provisions of the indentures are summarized on the following pages. The forms of the senior indentures and the subordinated indentures are filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. If you would like more information on these provisions, see "Where You Can Find More Information" on how to locate the indentures.

     If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

     The following discussion is not complete and is qualified by reference to all the provisions of the indentures, including definitions of terms used in the indentures. The numerical references in parentheses below are to sections of the referenced indentures. For example, defined terms that have been given special meaning in the indentures are used in this section. Whenever particular sections or defined terms of the indentures are referenced in this prospectus or in any related prospectus supplement, those sections or defined terms are incorporated by reference here or in any related prospectus supplement.

     The indentures provide that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series. Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional debt securities of that series. (Section 301)

     Under the indentures,

     o Nortel Networks Corporation may issue debt securities directly, or may guarantee debt securities issued by Nortel Networks Limited; and

     o Nortel Networks Limited may only issue debt securities that are fully and unconditionally guaranteed by Nortel Networks Corporation, as more fully described below under "--Ranking of Guarantee; Relationship to Secured Debt."

     The particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the relevant indenture which may be applicable in the case of that issue of debt securities, will be described in the related prospectus supplement. This description will include, where applicable:

     o the designation, aggregate principal amount and denominations of the debt securities;

     o the price, expressed as a percentage of the aggregate principal amount, at which the debt securities will be issued;

     o the date or dates on which, and the place or places where, the principal of the debt securities is payable;

     o the currency or currencies in which the debt securities will be sold and in which payments in respect of the debt securities will be made, whether the holder of any of the debt securities may elect the currency in which payments are to be made and, if so, the manner of such election;

     o the rate or rates or the method of determination of the rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any;

     o the date from which interest on the debt securities will accrue, the date or dates on which, and the place or places where, interest will be payable and the date on which payment of interest will commence;

     o if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon the acceleration of maturity of the debt securities;

     o the terms and conditions on which the relevant issuer may, at its option, redeem the debt securities in whole or in part;

     o the terms and conditions on which the relevant issuer may be obligated to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

     o    the terms, if any, upon which the debt securities will be defeasable;

     o any special provisions for the payment of additional interest or amounts with respect to the debt securities;

     o    any provisions for the conversion or exchange of debt securities;

     o whether the debt securities will be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary;

     o if a temporary global security will be issued with respect to the debt securities, provisions relating to payment of interest prior to the issuance of individual debt securities, and provisions relating to the exchange of interests in the temporary global security for interests in individual debt securities;

     o any additional covenants, including restrictive covenants, for the benefit of holders of the debt securities;

     o any additional events of default provided with respect to the debt securities;

     o in the case of Nortel Networks Corporation, the terms of any warrants offered together with the debt securities;

     o any exchange on which debt securities of a series will be listed or to which application will be made to list the series;

     o material United States and Canadian tax consequences of owning the debt securities; and

     o any other material terms and conditions of the debt securities not inconsistent with the provisions of the indenture. (Section 301)

     If any series of debt securities are sold for, are payable in or are denominated in one or more foreign currencies, currency units or composite currencies, the related prospectus supplement will also describe any restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities that are applicable as a result. (Section 301)

     Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amounts. The related prospectus supplement will describe any material United States and Canadian federal income tax consequences and other special considerations that may apply to any such original issue discount securities. (Section 101)

     Except as described herein or in any relevant prospectus supplement, the indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Nortel Networks Corporation or Nortel Networks Limited in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities.

RANKING OF DEBT SECURITIES; RELATIONSHIP TO SECURED DEBT

     Senior debt securities versus other debt. By their terms, the senior debt securities will be direct, unconditional, unsecured and unsubordinated obligations of the relevant issuer and will rank equally and ratably without preference among themselves and at least equally with other senior unsecured obligations of such issuer, except to the extent prescribed by law.

     Subordinated debt securities versus other debt. By their terms, the subordinated debt securities will be direct, unconditional, unsecured and subordinated obligations of the relevant issuer and will be junior in right of payment to the existing and future senior obligations of such issuer. The extent of subordination of a particular series of subordinated debt securities will be as set forth here or in the applicable prospectus supplement as described below under "Provisions Applicable to Subordinated Debt Securities and Subordinated Guarantees--Subordination of Subordinated Debt Securities and Subordinated Guarantees."

     Relationship of senior and subordinated debt securities to secured debt. The senior and subordinated debt securities of each issuer will be effectively subordinated to any secured debt of such issuer to the extent of the value of the assets securing such debt. In addition, under the terms of the security agreements related to credit agreements to which Nortel Networks Limited and its subsidiary, Nortel Networks Inc., are parties, an aggregate amount up to $3.5 billion of bank commitments under all of Nortel Networks Limited's credit agreements currently benefit from the aforementioned security, which we refer to as the Nortel Networks Security Package. The Nortel Networks Security Package includes pledges of shares and/or guarantees, over substantially all of Nortel Networks Limited's assets and those of most of its United States and Canadian subsidiaries as well as pledges of shares and/or guarantees by certain of Nortel Networks Limited's other subsidiaries. The security will remain in effect until such time as Nortel Networks Limited's United States senior unsecured long-term debt ratings return to Baa2 (with a stable outlook) and BBB (with a stable outlook), as determined by Moody's Investors Services, Inc. and Standard & Poor's Ratings Service, respectively, or until all of Nortel Networks Limited's credit facilities have expired. Under the terms of these security agreements and certain covenants contained in the indentures governing the outstanding public debt of Nortel Networks Corporation, Nortel Networks Limited and their subsidiaries, which are referred to as the Outstanding Nortel Networks Public Debt, the Outstanding Nortel Networks Public Debt is also secured by the Nortel Networks Security Package for so long as the potential or actual borrowings under the credit agreements are secured by the Nortel Networks Security Package. The debt securities to be issued pursuant to this prospectus will not benefit from the Nortel Networks Security Package and lenders under the credit agreements and the holders of the Outstanding Nortel Networks Public Debt will have a claim as secured parties with respect to the assets subject to the Nortel Networks Security Package.

RANKING OF NORTEL NETWORKS CORPORATION GUARANTEES; RELATIONSHIP TO SECURED DEBT

     Nortel Networks Corporation guarantees versus other debt. Debt securities and guarantees issued by Nortel Networks Limited will be unconditionally and irrevocably guaranteed by Nortel Networks Corporation. If, for any reason, Nortel Networks Limited does not make any required payment in respect of its debt securities or its guarantees when due, whether on the normal due date, on acceleration, redemption or otherwise, Nortel Networks Corporation will cause the payment to be made to or to the order of the relevant trustee upon any failure by Nortel Network Limited to make the required payment as stipulated. By its terms, the Nortel Networks Corporation senior guarantees of Nortel Networks Limited senior debt securities will be direct, unconditional, unsecured and unsubordinated obligations of Nortel Networks Corporation and will rank equally and ratably without preference among themselves and equally with other senior unsecured and unsubordinated obligations of Nortel Networks Corporation, except to the extent prescribed by law. By its terms, the Nortel Networks Corporation subordinated guarantees of Nortel Networks Limited subordinated debt securities will be direct, unconditional, unsecured and subordinated obligations of Nortel Networks Corporation and will be junior in right of payment to the existing and future senior obligations of Nortel Networks Corporation. The extent of subordination of the Nortel Networks Corporation subordinated guarantees will be as set forth here or in the applicable prospectus supplement as described below under "Provisions Applicable to Subordinated Debt Securities and Subordinated Guarantees--Subordination of Subordinated Debt Securities and Subordinated Guarantees." The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of Nortel Networks Corporation without taking any action whatsoever against Nortel Networks Limited. (Section 203)

     Relationship of Nortel Networks Corporation guarantees to secured debt. The senior and subordinated guarantees of Nortel Networks Corporation will be effectively subordinated to any secured debt of Nortel Networks Corporation to the extent of the value of the assets securing such debt. The credit agreements and the Outstanding Nortel Networks Public Debt are secured by the Nortel Networks Security Package for so long as the potential or actual borrowings under the credit agreements are secured by the Nortel Networks Security Package. The guarantees of Nortel Networks Corporation to be issued pursuant to this prospectus will not benefit from the Nortel Networks Security Package and lenders under the credit agreements and the holders of the Outstanding Nortel Networks Public Debt will have a claim as secured parties with respect to the assets subject to the Nortel Networks Security Package. Each applicable prospectus supplement will set forth, as of the most recent practicable date, the aggregate amount of outstanding secured debt of the relevant issuer or the guarantor.

FORM, DENOMINATION, REGISTRATION AND TRANSFER

     Debt securities will be issued only in registered form and debt securities of a series may be issued in whole or in part in the form of one or more global securities. (Section 202)

     Unless otherwise specified in the related prospectus supplement, debt securities will be denominated in U.S. dollars in integral multiples of $1,000. The denomination of any series of debt securities denominated in a foreign or composite currency will be specified in the related prospectus supplement. If applicable, one or more global securities in a denomination or aggregate denominations will be issued equal to the aggregate principal amount of the outstanding debt securities of the series to be represented by such global security or securities.

     The relevant trustee usually acts as the issuer's agent for registering debt securities in the names of holders and recording transfers of debt securities, although the issuer may appoint another entity to perform this function. The entity performing this function is called the "security registrar".



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

     You may transfer or exchange debt securities at the office of the security registrar. You will not be required to pay any service charge for any registration of transfer or exchange of debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. You may have your debt securities, other than a global security, exchanged for more debt securities of smaller permitted denominations or for fewer debt securities of larger permitted denominations. The transfer or exchange of a debt security will only be made if the security registrar is satisfied with your proof of ownership. (Sections 302 and 305)

GLOBAL DEBT SECURITIES

     Debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the related prospectus supplement. Global securities will only be issued in registered form and in either temporary or definitive form. Unless a global security is exchanged in whole or in part for debt securities in definitive form, a global security generally may be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee. (Sections 303 and 305)

     A general description of global securities arrangements is set forth above under "Legal Ownership of Securities--Global Securities." The specific terms of the depositary arrangement with respect to any debt securities of a series issued in global form will be described in the prospectus supplement related to such series. The provisions of the next two paragraphs are expected to apply to all depositary arrangements for debt securities.

     Upon the issuance of a global security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by the global security to the accounts of institutions that have accounts with the depositary. These institutions are called "participants". The participant accounts to be credited will be designated by the underwriters or agents for such debt securities or, if the debt securities are offered and sold directly by the relevant issuer, by such issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that interest will be effected only through, records maintained by the depositary or its nominee, or by participants or persons that hold through participants.

     Upon receipt of any payment in respect of a global security, the depositary or its nominee will immediately credit participants' accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of the depositary or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any, on) debt securities of a particular series will be made in the designated currency against surrender of the debt securities at the corporate trust office of the relevant trustee or the relevant paying agent in New York City. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for such interest. Unless otherwise indicated in the applicable prospectus supplement, payments of interest will be made, at the issuer's option:

     o at the corporate trust office of the relevant trustee or the relevant paying agent in New York City;

     o    by a wire transfer; or

     o by a check in the designated currency mailed to each holder at the relevant holder's registered address. (Sections 307 and 1001)

     We may appoint one or more paying agents to effect payments in respect of debt securities. Any paying agent for a series of debt securities will, if not identified in this prospectus, be identified in the applicable prospectus supplement. We intend to appoint Deutsche Bank Trust Company Americas as the paying agent under





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

the subordinated indentures. The appointment of any paying agent may be terminated at any time, except that at least one paying agent will be maintained in New York City for payments with respect to debt securities of any series payable in U.S. dollars. (Sections 101 and 1002)

     All monies paid to a paying agent in respect of any debt security that remain unclaimed at the end of two years after the relevant amounts shall have become due and payable will be repaid to the relevant issuer. Holders of these debt securities will thereafter look only to the relevant issuer for payment of these amounts. (Section 1003)

EVENTS OF DEFAULT

     Each of the following events will constitute an "event of default" under the indenture with respect to the debt securities of a particular series:

     o default in payment of principal of, and premium, if any, on, any debt security of the series when due;

     o default in payment of interest on any debt security of the series when due which continues for 30 days;

     o default in the deposit of any sinking fund payment on any debt security of the series when due which continues for 30 days;

     o default in performing or observing any of the covenants, agreements or other obligations in the indenture for 90 days after written notice by the holders of not less than 25% in principal amount of the outstanding debt securities of the series;

     o certain events of bankruptcy, insolvency or reorganization of the relevant issuer or guarantor (if any); and

     o any other event of default set forth in the applicable prospectus supplement with respect to a particular series of debt securities. (Section 501)

     You should refer to "Provisions Applicable to Senior Debt Securities and Guarantees--Additional Events of Default" below for additional events of default that apply only to senior debt securities and senior guarantees. An event of default with respect to a particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities. Each issuer is required to file with the relevant trustee an annual officers' certificate as to the absence of specified defaults under the applicable indenture. (Section 1004)

     If an event of default with respect to a series of debt securities occurs and is continuing, either the relevant trustee or the holders of not less than 25% in principal amount of the then-outstanding debt securities of the relevant series may declare the principal of (and premium, if any, on) all debt securities of the series to be due and payable, together with accrued interest. (Section 501) The indenture provides that in certain cases, the holders of a majority in principal amount of the then-outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and rescind and annul any such declaration and its consequences. (Sections 502 and 503)

     The relevant trustee may require indemnification from the holders of debt securities of a series before proceeding to exercise any right or power under the indenture at the request of those holders. (Sections 601 and 606) The holders of a majority in principal amount of the then-outstanding debt securities of any series may:

     o direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series; and

     o take any other action authorized to be taken under the indenture or under applicable law. However, the relevant trustee may refuse to follow any direction that conflicts with law or the indenture or is unduly prejudicial to the rights of other holders. (Section 506)

     No holder will be entitled to pursue any remedy with respect to the indenture unless the relevant trustee fails to act for 60 days after it is given:

     o    notice of default by that holder;

     o a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount of all of the then-outstanding debt securities issued under the indenture (treated as a single class); and

     o an indemnity to the relevant trustee, satisfactory to the relevant trustee, and during this 60-day period the holders of a majority in principal amount of all of the then-outstanding debt securities issued under the indenture (treated as a single class) do not give a direction to the relevant trustee that is inconsistent with the enforcement request. (Section 507) These provisions will not prevent any holder of debt securities from enforcing payment of principal of (and premium, if any) and interest on the debt securities at the relevant due dates. (Section 508)

     If an event of default with respect to a series of debt securities occurs and is continuing, the relevant trustee will mail to the holders of those debt securities a notice of the event of default within 90 days after it occurs. However, except in the case of a default in any payment in respect of a series of debt securities, the relevant trustee shall be protected in withholding notice of an event of default if it determines in good faith that withholding notice is in the interests of the holders of the relevant debt securities. (Section 605)

CONVERSION OR EXCHANGE RIGHTS

     The terms upon which debt securities may be convertible into or exchangeable for Nortel Networks Corporation's common shares will be described in the related prospectus supplement. These terms will include provisions as to whether conversion or exchange is mandatory or optional. They may also include provisions adjusting the number of Nortel Networks Corporation's common shares to be issued in respect of such debt securities upon the occurrence of certain events.

MODIFICATION OF THE INDENTURES

     Each indenture provides that the issuer, the guarantor (if any) and the applicable trustee may modify the indenture without the consent of holders to make certain changes which do not adversely affect the interests of the holders, including:

     o the succession of another corporation to the issuer or the guarantor (if any) and the assumption of the debt securities or guarantee (if any) by the successor;

     o to add covenants or other provisions to provide additional rights or benefits to any or all debt securities for the benefit of holders, to surrender any right or power of the issuer or the guarantor (if any) or to make changes that would not adversely affect the legal rights of any holder of the relevant series;

     o    to add additional events of default to any or all debt securities;

     o to change or eliminate any restrictions on the payment of principal of (or premium, if any, on) debt securities, provided that such action shall not adversely affect the interests of holders of any debt securities of the relevant series in any material respect;

     o to change or eliminate any provision of the indenture, provided that any such modification shall only become effective when there are no debt securities outstanding which were issued prior to such modification;

     o to establish the form or terms of debt securities of any series and to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     o to evidence and provide for the acceptance of a successor trustee or to facilitate the administration of the trust under more than one trustee;

     o    to secure, guarantee or further guarantee the debt securities;

     o to effect or maintain qualification of the indenture under the Trust Indenture Act;

     o    to provide for the conversion rights of holders in certain events;

     o to reduce the conversion price, if applicable, of any series of debt securities;

     o to permit or facilitate defeasance or discharge of any or all debt securities, provided that such modification shall not adversely affect the interests of holders of any debt securities in any material respect; or

     o to cure any ambiguity or correct or supplement any defective or inconsistent provisions, provided that any changes will not adversely affect the interests of holders of debt securities in any material respect. (Section 901)

     Each indenture provides that, in general, the relevant issuer, the guarantor (if any) and the relevant trustee may modify the indenture or the rights of the holders of any debt securities so long as the consent of the holders of not less than a majority in principal amount of the then-outstanding debt securities affected by the modification is obtained. Each indenture also provides, however, that no modification may be effected without the consent of each affected holder if that modification would:

     o change the maturity of any debt security, or reduce the principal amount or any premium payable on redemption thereof, or reduce the rate or change the time of payment of interest thereon, or change any place of payment or change the currency in which a debt security is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing;

     o reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for approval of any proposed modification to the relevant indenture or for waivers of certain covenants or defaults under the relevant indenture, or reduce the requirements for quorum or voting; or

     o in the case of guaranteed debt securities, change the terms and conditions of the obligations of the guarantor in respect of payments under the guarantee. (Section 902)

     Each indenture contains provisions for convening meetings of the holders of debt securities of a series. (Section 1401 or, in the case of the subordinated indenture in respect of Nortel Networks Limited subordinated debt securities,
Section 1701) A meeting may be called at any time by the relevant trustee, or upon the request of the relevant issuer or guarantor (if any), as the case may be, or the holders of at least 10% in principal amount of the outstanding debt securities of the series. (Section 1402 or, in the case of the subordinated indenture in respect of Nortel Networks Limited subordinated debt securities,
Section 1702) Except as described in the preceding paragraph and as otherwise provided in the relevant indenture, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series.

     Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the relevant indenture will be binding on all holders of debt securities of that series whether or not present or represented at the meeting. The quorum at any meeting of the holders of debt securities of a series called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. (Section 1404 or, in the case of the subordinated indenture in respect of Nortel Networks Limited subordinated debt securities, Section 1704)



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

DEFEASANCE

     Satisfaction of the following conditions may permit the relevant issuer and the guarantor (if any) to omit to comply with all obligations, covenants and agreements under the relevant indenture with respect to a series of debt securities (also referred to as "defeasance"):

     o the relevant issuer must irrevocably deposit with the trustee as specific security pledged for the due payment and ultimate satisfaction of such issuer's obligations in respect of the debt securities of the series affected, funds in the currency in which the debt securities are payable and/or, subject to specified conditions, obligations of the government that issued the currency in which the debt securities are payable in an amount sufficient to pay (1) the principal of (and premium, if any) and interest on the outstanding debt securities of the particular series on their stated maturity and
          (2) any mandatory prepayments on the day on which those prepayments are due and payable;

     o the relevant issuer must deliver to the relevant trustee opinions of counsel to the effect that holders of the debt securities affected will not recognize income, gain or loss for United States or Canadian federal income tax purposes as a result of the deposit of funds and defeasance of its obligations and will be subject to United States and Canadian federal income tax as if the deposit and defeasance had not occurred, including non-resident withholding taxes;

     o the deposit of funds must not result in a breach or violation of, or constitute a default under, the relevant indenture or any other material agreement or instrument to which the relevant issuer is a party or by which it is bound;

     o on the date of the deposit of funds, there must not have occurred and be continuing an event of default with respect to the debt securities affected or an event that, with notice or lapse of time, would become an event of default;

     o if the debt securities affected are listed on the New York Stock Exchange, the relevant issuer must deliver to the relevant trustee an opinion of counsel to the effect that the deposit of funds and defeasance of its obligations will not cause the debt securities to be delisted; and

     o the relevant issuer must deliver to the relevant trustee an opinion of counsel stating that all conditions precedent to the defeasance under the indenture have been complied with. (Section 1301)

     Each indenture contains provisions that permit the relevant issuer or, to the extent applicable, any of its subsidiaries, subject to satisfaction of specified conditions, to omit to comply with the particular restrictive covenants applicable with respect to debt securities of any series. This is known as "covenant defeasance". If the relevant issuer satisfies the conditions for defeasance and the deposit of funds does not cause the trustee to have a conflicting interest, within the meaning of the indenture and the Trust Indenture Act of 1939, as amended, then any failure on the part of the relevant issuer or, to the extent applicable, its subsidiaries to comply with the terms of the covenants will not be an event of default under the relevant indenture with respect to the relevant securities. The relevant prospectus supplement will indicate whether there will be "defeasance" of any series of debt securities, and will describe any modifications to the above conditions, additional conditions or related provisions. (Section 1302)

AMALGAMATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Each issuer and guarantor (if any) has covenanted in the indentures that it will not amalgamate or merge with any other corporation or enter into any reorganization or arrangement or effect any conveyance, transfer or lease of all or substantially all of its and its subsidiaries' assets, taken as a whole (other than such transactions between Nortel Networks Corporation and Nortel Networks Limited, subject to certain conditions), unless specified conditions are satisfied. These conditions are as follows:

     o either (1) it is the surviving corporation or one of the continuing corporations or (2) the successor corporation (or the person that leases or that acquires by conveyance or transfer all or substantially all of it and its subsidiaries' assets, taken as a whole) expressly assumes, by supplemental indenture, its obligations under the indenture; and



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

     o it or the successor corporation, as the case may be, is not immediately after the transaction in default under the indenture or the debt securities. (Section 801)

PROVISIONS APPLICABLE TO SENIOR DEBT SECURITIES AND SENIOR GUARANTEES

     Additional covenants. An issuer or guarantor of senior debt securities may be subject to additional covenants, including restrictive covenants. Additional covenants in respect of a particular series of senior debt securities will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series of senior debt securities.

     Additional events of default. Each senior indenture provides that a default by the relevant issuer or the guarantor (if any) in respect of any single obligation in respect of indebtedness for borrowed money that exceeds on its face $100,000,000 in principal amount which results in the acceleration of the due date of that indebtedness, if this acceleration is not rescinded or annulled within 10 days after notice meeting the specific requirements of the indenture has been given, shall also constitute an "event of default". The provisions described under "Events of Default" shall also apply in respect of the foregoing additional event of default.

     Concerning the senior trustee. Deutsche Bank Trust Company Americas is the trustee under the senior indentures as well as the convertible senior indenture dated as of August 15, 2001 in respect of the 4.25% convertible senior notes of Nortel Networks Corporation as fully and unconditionally guaranteed by Nortel Networks Limited. Deutsche Bank Trust Company Americas is also the security registrar and paying agent under the subordinated indentures. An affiliate of the senior trustee maintains normal banking relations, including the maintenance of depository accounts, with Nortel Networks Corporation, Nortel Networks Limited and their subsidiaries and affiliates.

PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES AND SUBORDINATED
GUARANTEES

     General. The subordinated debt securities will be unsecured obligations of the issuer under each subordinated indenture, and will be subordinate in right of payment to certain other indebtedness as described below under "Subordination of Subordinated Debt Securities and Subordinated Guarantees" or in the applicable prospectus supplement. The subordinated guarantees will be unsecured obligations of the guarantor, and will be subordinate in right of payment to certain other indebtedness as described below under "Subordination of Subordinated Debt Securities and Subordinated Guarantees" or in the applicable prospectus supplement. The subordinated debt securities and subordinated guarantees will also be effectively subordinated to any secured debt of the relevant issuer or guarantor, as the case may be, to the extent of the value of the assets securing such debt. As noted above under "Ranking of Debt Securities; Relationship to Secured Debt--Relationship of senior and subordinated debt securities to secured debt," the Outstanding Nortel Networks Public Debt and the indebtedness that may be incurred under the referenced credit agreements are secured by the Nortel Networks Security Package. Each applicable prospectus supplement will set forth, as of the most recent practicable date, the aggregate amount of outstanding debt that would rank senior to the subordinated debt securities or subordinated guarantees and the aggregate amount of outstanding secured debt of the relevant issuer or guarantor.

     Subordination of subordinated debt securities and subordinated guarantees. Payments on the subordinated debt securities will, as described below under "Subordination of Subordinated Debt Securities and Subordinated Guarantees" or in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all existing and future senior debt of the relevant issuer. Payments under a subordinated guarantee will, as described below under "Subordination of Subordinated Debt Securities and Subordinated Guarantees" or in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all existing and future senior debt of the guarantor. As a result, the subordinated debt securities and subordinated guarantees will be effectively subordinated to all senior debt of the relevant issuer and the guarantor and to all debt of subsidiaries of the relevant issuer and guarantor.

     "Senior debt" is defined in the subordinated indentures, with respect to the relevant issuer or the guarantor (if any), as the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the subordinated indentures or thereafter created or incurred, which is for:

     o    money borrowed by such entity;



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

     o securities, notes, debentures, bonds or other similar instruments issued by such entity;

     o    capitalized lease obligations of such entity;

     o obligations of such entity evidencing the purchase price for acquisitions by such entity or a subsidiary other than in the ordinary course of business;

     o obligations, contingent or otherwise, of such entity in respect of any letters of credit, bankers' acceptance, security purchase facilities or similar credit transactions;

     o obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

     o money borrowed by or obligations described in the six preceding bulletpoints of others and assumed or guaranteed by such entity;

     o obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of such entity;

     o renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the eight preceding bulletpoints or of the instruments creating or evidencing such indebtedness, unless, in each case, by the terms of the instrument creating or evidencing such indebtedness or such renewal, extension, refunding, amendment and modification it is provided that such indebtedness is not senior in right of payment to the subordinated debt securities; and

     o obligations of the type referred to in the nine preceding bulletpoints of others secured by a lien on the property or asset of such entity.

     Unless otherwise specified in the applicable prospectus supplement for a particular series of subordinated debt securities, in the event of any distribution of assets of an issuer or the guarantor (if any) upon its dissolution, winding up, liquidation or reorganization, the holders of senior debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the subordinated debt securities or subordinated guarantee (if any). In addition, in the event that
(1) the subordinated debt securities are declared due and payable because of an event of default (other than under the circumstances described in the preceding sentence) or (2) any default has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any senior debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the subordinated debt securities or on the related subordinated guarantee (if any) until all such payments due in respect of such senior debt have been paid in full. (Sections 1502 and 1503)

     By reason of the subordination provisions described above, in the event of liquidation or insolvency, creditors of the relevant issuer or guarantor (if any) who are not holders of senior debt or a senior guarantee may recover less, ratably, than holders of senior debt or a senior guarantee and may recover more, ratably, than holders of the subordinated debt securities and any subordinated guarantee.

     Deferral of interest payments. The terms upon which payments of interest on subordinated debt securities may be deferred by the relevant issuer will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series of subordinated debt securities. If such terms are provided for, an interest payment properly deferred will not constitute a default in the payment of interest. (Section 1401)

     Additional covenants. An issuer or guarantor of subordinated debt securities may be subject to additional covenants, including restrictive covenants. Such additional covenants in respect of a particular series of subordinated debt securities will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series of subordinated debt securities.

     Concerning the subordinated trustee, the security registrar and the paying agent. HSBC Bank USA is the trustee under the subordinated indentures. An affiliate of the subordinated trustee maintains normal banking relationships, including maintenance of depository accounts, with Nortel Networks Corporation, Nortel Networks Limited and their subsidiaries and affiliates. Deutsche Bank Trust Company Americas, the trustee under the senior indentures, is the security registrar and the paying agent under the subordinated indentures. You should refer to "Provisions Applicable to Senior Debt Securities and Senior Guarantees--Concerning the Senior Trustee" for information concerning Deutsche Bank Trust Company Americas' relationships with the issuers and the guarantor.

                             DESCRIPTION OF WARRANTS

     This section describes the general terms that will apply to any warrants for the purchase of common shares or preferred shares that may be offered by Nortel Networks Corporation, referred to herein as "equity warrants" or for the purchase of debt securities that may be offered by Nortel Networks Corporation, referred to herein as "debt warrants", in either case pursuant to this prospectus.

     Warrants may be offered separately or together with equity or debt securities, as the case may be. Each series of warrants will be issued under a separate warrant agreement to be entered into between Nortel Networks Corporation and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as the agent of Nortel Networks Corporation and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement.

EQUITY WARRANTS

     The particular terms of each issue of equity warrants will be described in the related prospectus supplement. This description will include, where applicable:

     o    the designation and aggregate number of equity warrants;

     o    the price at which the equity warrants will be offered;

     o the currency or currencies in which the equity warrants will be offered;

     o the designation and terms of the common or preferred shares purchasable upon exercise of the equity warrants;

     o the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

     o the number of common or preferred shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each equity warrant;

     o the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

     o the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

     o whether the warrants are subject to redemption or call and, if so, the terms of such redemption or call provisions;

     o material United States and Canadian tax consequences of owning the warrants; and

     o    any other material terms or conditions of the warrants.

DEBT WARRANTS

     The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

     o    the designation and aggregate number of debt warrants;

     o    the price at which the debt warrants will be offered;

     o    the currency or currencies in which the debt warrants will be offered;

     o the aggregate principal amount, currency or currencies, denominations and terms of the series of debt securities that may be purchased upon exercise of the debt warrants;

     o the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

     o the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

     o the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of securities may be purchased upon exercise of each debt warrant;

     o the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

     o the minimum or maximum amount of debt warrants that may be exercised at any one time;

     o whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

     o material United States and Canadian tax consequences of owning the debt warrants; and

     o    any other material terms or conditions of the debt warrants.

   DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE OR EQUITY UNITS

     Nortel Networks Corporation may issue share purchase contracts, including contracts obligating holders to purchase from Nortel Networks Corporation, and Nortel Networks Corporation to sell to the holders, a specified number of common shares or preferred shares, at a future date or dates, or similar contracts issued on a "prepaid" basis, which in each case are referred to herein as "share purchase contracts". The price per common share or preferred share, as the case may be, and the number of common shares or preferred shares, as the case may be, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts will require either the share purchase price be paid at the time the share purchase contracts are issued or that payment be made at a specified future date. The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities of Nortel Networks Corporation or obligations of third parties (including U.S. treasury securities), which are referred to herein as "share purchase or equity units", and may or may not serve as collateral for a holder's obligations. The share purchase contracts may require holders to secure their obligations thereunder in a specified manner. The share purchase contracts also may require Nortel Networks Corporation to make periodic payments to the holders of the share purchase contracts or vice versa, and such payments may be unsecured or refunded on some basis.

     The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase or equity units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the share purchase contracts or share purchase or equity units. Material United States and Canadian federal income tax considerations applicable to the holders of the share purchase or equity units and the share purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     Nortel Networks Corporation and Nortel Networks Limited may sell the securities described in this prospectus to or through underwriters, agents or dealers or directly to institutional purchasers or to a single purchaser.

     The applicable prospectus supplement will identify or describe:

     o    any underwriters, agents or dealers;

     o    their compensation;

     o    the net proceeds to the relevant issuer;

     o    the purchase price of the securities;

     o    the initial public offering price of the securities; and

     o any exchange on which the securities are listed or to which application will be made to list the securities.

     Nortel Networks Corporation and Nortel Networks Limited may designate agents to solicit purchases for the period of their appointment to sell securities on a continuing basis. Unless otherwise indicated in the related prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

     If underwriters are used for a sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to various conditions precedent and the underwriters will be obligated to purchase all the relevant securities offered if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

     One or more firms, referred to as "remarketing firms", may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Nortel Networks Corporation and Nortel Networks Limited, and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

     Underwriters named in a prospectus supplement are deemed to be "underwriters" within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from Nortel Networks Corporation and Nortel Networks Limited and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Nortel Networks Corporation and Nortel Networks Limited may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. Underwriters, agents and dealers may engage in transactions with or perform services for Nortel Networks Corporation and Nortel Networks Limited or their respective subsidiaries and affiliates in the ordinary course of their businesses.

     Unless indicated in the applicable prospectus supplement, the issuers do not expect to apply to list the securities on a securities exchange, except for the common shares of Nortel Networks Corporation, which are listed on the New York Stock Exchange and the Toronto Stock Exchange.

     The securities described in this prospectus will not be offered or sold in or to a resident of Canada in contravention of the securities laws of Canada or any province or territory thereof.

                           VALIDITY OF THE SECURITIES

     The validity of the securities described in this prospectus will be passed upon for Nortel Networks Corporation and Nortel Networks Limited by Nicholas J. DeRoma, Chief Legal Officer of each of these corporations. Nortel Networks Corporation and Nortel Networks Limited have also been represented by Cleary, Gottlieb, Steen & Hamilton, New York, New York with respect to certain matters under United States law. Certain matters under United States law will be passed upon for any underwriters or agents, as the case may be, by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Individually and together with members of his family, Mr. DeRoma owns, has options to purchase and has other interests in Nortel Networks Corporation's common shares.

                                     EXPERTS

     The consolidated financial statements and the related financial statements schedule prepared in accordance with accounting principles generally accepted in the United States of America and audited in accordance with auditing standards generally accepted in the United States of America incorporated in this prospectus by reference from Nortel Networks Corporation's Current Report on Form 8-K dated May 13, 2002 and Nortel Networks Corporation's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such Firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and the related financial statements schedule prepared in accordance with accounting principles generally accepted in the United States of America and audited in accordance with auditing standards generally accepted in the United States of America incorporated in this prospectus by reference from Nortel Networks Limited's Current Report on Form 8-K dated May 13, 2002 and Nortel Networks Limited's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such Firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements prepared in accordance with Canadian generally accepted accounting principles and audited in accordance with Canadian generally accepted auditing standards incorporated in this prospectus by reference from Nortel Networks Corporation's Current Report on Form 8-K dated May 13, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such Firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements prepared in accordance with Canadian generally accepted accounting principles and audited in accordance with Canadian generally accepted auditing standards incorporated in this prospectus by reference from Nortel Networks Limited's Current Report on Form 8-K dated May 13, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such Firm given upon their authority as experts in accounting and auditing.

     The financial statements of Nortel Networks S.A. incorporated in this prospectus by reference from Nortel Networks Corporation's and Nortel Networks Limited's Current Reports on Form 8-K dated May 13, 2002 have been audited by Deloitte Touche Tohmastu, independent auditors, as stated in their report, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such Firm given upon their authority as experts in accounting and auditing.

                                                              [Additional Pages]


A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from securities regulatory authorities.

This short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. A Registration Statement on Form S-3 has been filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to these securities, but is not yet effective.

                  PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS
New Issue                                                           May 13, 2002


                             [NORTEL NETWORKS LOGO]

                           NORTEL NETWORKS CORPORATION

                                  Common Shares
                                Preferred Shares
                                 Debt Securities
                     Warrants to Purchase Equity Securities
                      Warrants to Purchase Debt Securities
                            Share Purchase Contracts
                         Share Purchase or Equity Units

                             NORTEL NETWORKS LIMITED

                           Guaranteed Debt Securities

                               U.S.$2,500,000,000

Nortel Networks Corporation may offer for sale the following securities through this prospectus and a shelf prospectus supplement (a "Prospectus Supplement") that describes the specific terms of such securities:

     o    common shares;

     o    preferred shares;

     o    debt securities;

     o    warrants to purchase equity securities or debt securities;

     o    share purchase contracts; and

     o    share purchase or equity units.

Warrants to purchase common shares or preferred shares or debt securities of Nortel Networks Corporation will not be offered for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the Prospectus Supplement describing the specific terms of the warrants to be offered separately is first approved for filing by each of the securities commissions or similar regulatory authorities in Canada where the warrants will be offered for sale. In addition, Nortel Networks Corporation has filed an undertaking with each of the securities commissions or similar regulatory authorities in Canada that it will not distribute share purchase contracts or share purchase or equity units that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without pre-clearing with the applicable regulator the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such securities.

                                                              [Additional Pages]

Nortel Networks Limited may offer for sale debt securities that are fully and unconditionally guaranteed by Nortel Networks Corporation through this prospectus and a Prospectus Supplement describing the specific terms of such securities.

BASED ON NET EARNINGS, THE EARNINGS COVERAGE RATIOS FOR EACH OF NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED FOR THE 12 MONTHS ENDED DECEMBER 31, 2001 ARE LESS THAN ONE-TO-ONE.

Nortel Networks Corporation and Nortel Networks Limited may sell any combination of the foregoing securities (collectively, the "Securities") in one or more offerings up to an aggregate initial offering price of U.S.$2,500,000,000 (or its equivalent in Canadian dollars or any other currency used to denominate the Securities), including any Securities sold pursuant to the U.S. Prospectus (as defined below), during the 25 month period that this prospectus, including any amendments thereto, remains valid.

The specific terms of any Securities offered will be described in a Prospectus Supplement including, where applicable: (i) in the case of common shares, the number of shares offered, the offering price and any other specific terms; (ii) in the case of preferred shares, the designation of the particular series, the number of shares offered, the offering price, any voting rights or rights to receive dividends, any terms of redemption and any other specific terms; (iii) in the case of debt securities, the designation of the debt securities, any limit on the aggregate principal amount of the debt securities, whether payment on the debt securities will be senior or subordinated to the issuer's other liabilities and obligations, whether the debt securities will be guaranteed and whether the guarantee will be senior or subordinated to the guarantor's other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, whether any conversion or exchange rights attach to the debt securities, whether the issuer may redeem the debt securities at its option and any other specific terms; (iv) in the case of warrants, the designation, number and terms of the common shares, preferred shares or debt securities purchasable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and the currency in which the warrants are issued and any other specific terms; (v) in the case of share purchase contracts, the designation, number and terms of the common shares or preferred shares to be purchased under the share purchase contract, any procedures that will result in the adjustment of these numbers, the purchase price and purchase date or dates of the shares, any requirements of the purchaser to secure its obligations under the share purchase contract and any other specific terms; and
(vi) in the case of share purchase or equity units, the terms of the component share purchase contract and debt securities or third party obligations, any requirements of the purchaser to secure its obligations under the share purchase contract by the debt securities or third party obligations and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this prospectus.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this prospectus. Each Prospectus Supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Securities may be sold to or through underwriters or dealers purchasing as principals pursuant to applicable statutory exemptions and also to one or more purchasers directly or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, agent or dealer engaged in connection with the offering and sale of the Securities, and will set forth the method of distribution of such Securities, including, to the extent applicable, the proceeds to the issuer of such Securities and any fees, discounts or any other compensation payable to underwriters, agents or dealers and any other material terms of the plan of distribution.

The common shares of Nortel Networks Corporation are listed on the Toronto and New York stock exchanges under the symbol "NT".

This prospectus incorporates the accompanying United States prospectus (the "U.S. Prospectus") included in a Registration Statement on Form S-3 filed by Nortel Networks Corporation and Nortel Networks Limited with the United States Securities and Exchange Commission as well as any documents incorporated by reference in, or that become incorporated by reference in, the U.S. Prospectus.


                                      (ii)

                                                              [Additional Pages]

                                TABLE OF CONTENTS


                                                                                                                   PAGE
                                                                                                                   ----
U.S. PROSPECTUS
---------------

About This Prospectus..................................................................................................1
Enforcement of Certain Civil Liabilities...............................................................................2
Nortel Networks Corporation and Nortel Networks Limited................................................................3
Where You Can Find More Information....................................................................................4
Incorporation of Certain Documents by Reference........................................................................5
Risk Factors...........................................................................................................7
Forward-Looking Statements............................................................................................18
Ratio of Earnings to Fixed Charges....................................................................................19
Use of Proceeds.......................................................................................................20
Legal Ownership of Securities.........................................................................................21
Description of Share Capital..........................................................................................23
Description of Debt Securities........................................................................................25
Description of Warrants...............................................................................................37
Description of Share Purchase Contracts and Share Purchase or Equity Units............................................39
Plan of Distribution..................................................................................................40
Validity of the Securities............................................................................................41
Experts...............................................................................................................41

SUPPLEMENTAL CANADIAN DISCLOSURE
--------------------------------

Documents Incorporated by Reference.................................................................................C-1
Registered Offices..................................................................................................C-3
Intercorporate Relationships........................................................................................C-3
Consolidated Capitalization.........................................................................................C-3
Earnings Coverage Ratios............................................................................................C-3
Canadian Trust Indenture Legislation................................................................................C-4
Plan of Distribution................................................................................................C-4
Legal Matters.......................................................................................................C-5
Statutory Rights of Withdrawal and Rescission.......................................................................C-5

Certificate of Nortel Networks Corporation.........................................................................CC-1
Certificate of Nortel Networks Limited.............................................................................CC-2

                                                              [Additional Pages]

                        SUPPLEMENTAL CANADIAN DISCLOSURE


     Nortel Networks Corporation and Nortel Networks Limited each file with securities commissions or similar regulatory authorities in Canada reports containing consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and accounting principles generally accepted in Canada ("Canadian GAAP"), audited by such corporation's independent auditors.

     All dollar amounts in this prospectus are expressed in United States dollars, except where stated otherwise. In this prospectus, unless stated otherwise, all references to "U.S.$" or "$" are to U.S. dollars.

                       DOCUMENTS INCORPORATED BY REFERENCE

     INFORMATION HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS FROM DOCUMENTS FILED WITH SECURITIES COMMISSIONS OR SIMILAR AUTHORITIES IN CANADA. Copies of the documents incorporated herein by reference (including documents that are specifically incorporated by reference in documents incorporated herein by reference) may be obtained on request without charge from the Corporate Secretary, Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6 (telephone (905) 863-0000). For the purpose of the Province of Quebec, this simplified prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained without charge from the Corporate Secretary, Nortel Networks Corporation at the above-mentioned address and telephone number.

     The following documents, filed with various securities regulatory authorities in the provinces and territories of Canada, are specifically incorporated by reference in, and form an integral part of, this prospectus:

     (a) Annual Report of Nortel Networks Corporation on Form 10-K for the year ended December 31, 2001, filed in lieu of an annual information form, which includes (i) Nortel Networks Corporation's Consolidated Balance Sheets as at, and Nortel Networks Corporation's Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the year ended, December 31, 2001, together with the notes thereto, prepared in accordance with U.S. GAAP and the report of the auditors thereon (the "Nortel Networks Corporation 2001 U.S. GAAP Financial Statements") as superseded by the Nortel Networks Corporation 2001 U.S. GAAP Financial Statements filed with the securities regulatory authorities in each of the provinces and territories of Canada on May 13, 2002, and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2001;

     (b) Nortel Networks Corporation's Consolidated Balance Sheets as at, and Nortel Networks Corporation's Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the year ended, December 31, 2001, together with the notes thereto, prepared in accordance with Canadian GAAP and the report of the auditors thereon together with Management's Discussion and Analysis of Financial Condition and Results of Operations - Canadian (GAAP) Supplement for such period as contained in Nortel Networks Corporation's Annual Report for the year ended December 31, 2001;

     (c) Proxy Circular and Proxy Statement of Nortel Networks Corporation dated February 28, 2002, in respect of the Annual and Special Meeting of Shareholders held on April 25, 2002, except the sections entitled "Joint Board Compensation Committee Report on Executive Compensation of Nortel Networks Corporation and Nortel Networks Limited", "Shareholder Return Performance Graph", "Joint Corporate Governance Report of Nortel Networks Corporation and Nortel Networks Limited" (other than the provisions disclosing the existence of the audit committee and the names of the members thereof) and "Report of the Audit Committee of Nortel Networks Corporation";

     (d) Management's Discussion and Analysis of Financial Condition and Results of Operations - Canadian (GAAP) Supplement, of Nortel Networks Corporation for the three month period ended March 31, 2002;

     (e) Annual Report of Nortel Networks Limited on Form 10-K for the year ended December 31, 2001, filed in lieu of an annual information form, which includes (i) Nortel Networks Limited's Consolidated Balance Sheets as at, and Nortel Networks Limited's Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for

                                                              [Additional Pages]


          the year ended, December 31, 2001, together with the notes thereto, prepared in accordance U.S. GAAP and the report of the auditors thereon (the "Nortel Networks Limited 2001 U.S. GAAP Financial Statements") as superseded by the Nortel Networks Limited 2001 U.S. GAAP Financial Statements filed with the securities regulatory authorities in each of the provinces and territories of Canada on May 13, 2002, and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2001;

     (f) Nortel Networks Limited's Consolidated Balance Sheets as at, and Nortel Networks Limited's Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the year ended, December 31, 2001, together with the notes thereto, prepared in accordance with Canadian GAAP and the report of the auditors thereon together with Management's Discussion and Analysis of Financial Condition and Results of Operations - Canadian (GAAP) Supplement for such period as contained in Nortel Networks Limited's Annual Report for the year ended December 31, 2001;

     (g) Management's Discussion and Analysis of Financial Condition and Results of Operations - Canadian (GAAP) Supplement of Nortel Networks Limited for the three month period ended March 31, 2002;

     (h) Annual Filing of Reporting Issuer of Nortel Networks Limited dated April 29, 2002; and

     (i) Material Change Reports of Nortel Networks Corporation and Nortel Networks Limited each dated April 12, 2002 relating to: (i) Nortel Networks Corporation's response on April 4, 2002 to the announcement that Moody's Investors Services, Inc. ("Moody's") downgraded the credit ratings of Nortel Networks Corporation and certain of its subsidiaries to below investment grade, and that as a result of Moody's ratings downgrade, various liens, pledges and guarantees became effective under certain credit and security agreements entered into by Nortel Networks Limited and Nortel Networks Inc. (collectively, "Nortel Networks"), and various direct and indirect subsidiaries of Nortel Networks Limited; (ii) Nortel Networks Corporation's announcement on April 9, 2002 of: (A) its expected business performance for the first quarter of 2002; and (B) Nortel Networks' notice to its banks that Nortel Networks would fully draw on its April 2001 U.S.$1.75 billion bank facilities and planned to exercise its one year term loan option to obtain an additional year of liquidity under the facilities; and (iii) Nortel Networks Corporation's announcement on April 10, 2002 that: (A) Nortel Networks amended and extended its April 2001 364-day revolving bank credit facilities for an additional 364 days; and (B) Nortel Networks planned to repay the drawn amount later on April 10, 2002.

     Any documents of the type referred to in the preceding paragraph (excluding confidential material change reports) and any interim unaudited consolidated financial statements (including management's discussion and analysis of financial condition and results of operations for such period) filed by Nortel Networks Corporation or Nortel Networks Limited with securities regulatory authorities in Canada after the date of this prospectus and prior to the termination of the offering of Securities under this prospectus are deemed to be incorporated by reference in this prospectus. In addition, any documents incorporated by reference in, or that become incorporated by reference in, the U.S. Prospectus after the date of this prospectus and prior to the termination of the offering of Securities under this prospectus are deemed to be incorporated by reference in this prospectus.

     ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN OR CONTAINED HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED, FOR PURPOSES OF THIS PROSPECTUS, TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT THAT ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERSEDES SUCH STATEMENT. THE MODIFYING OR SUPERSEDING STATEMENT NEED NOT STATE THAT IT HAS MODIFIED OR SUPERSEDED A PRIOR STATEMENT OR INCLUDE ANY OTHER INFORMATION SET FORTH IN THE DOCUMENT THAT IT MODIFIES OR SUPERSEDES. THE MAKING OF A MODIFYING OR SUPERSEDING STATEMENT SHALL NOT BE DEEMED AN ADMISSION FOR ANY PURPOSES THAT THE MODIFIED OR SUPERSEDED STATEMENT, WHEN MADE, CONSTITUTED A MISREPRESENTATION, AN UNTRUE STATEMENT OF A MATERIAL FACT OR AN OMISSION TO STATE A MATERIAL FACT THAT IS REQUIRED TO BE STATED OR THAT IS NECESSARY TO MAKE A STATEMENT NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES IN WHICH IT WAS MADE. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS PROSPECTUS.

     Any Prospectus Supplement containing the specific terms of any Securities to be offered, updated disclosure of earnings coverage, if applicable, and other information relating to the Securities, will be delivered to prospective

                                                              [Additional Pages]

purchasers of such Securities, together with this prospectus, and will be deemed to be incorporated in this prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of such Securities.

     Upon a new Annual Report on Form 10-K (filed in lieu of an annual information form) and the related annual consolidated financial statements being filed by Nortel Networks Corporation or Nortel Networks Limited with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this prospectus, the previous Annual Report on Form 10-K, including all amendments thereto, the previous annual consolidated financial statements and all quarterly consolidated financial statements and management's discussion and analysis, material change reports, information circulars and annual filings filed prior to the commencement of Nortel Networks Corporation's or Nortel Networks Limited's financial year, as applicable, in which the new Annual Report on Form 10-K is filed shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities hereunder.

                               REGISTERED OFFICES

     The registered office of Nortel Networks Corporation is 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6. The registered office of Nortel Networks Limited is 2351 Boulevard Alfred-Nobel, St. Laurent, Quebec, Canada, H4S 2A9.

                          INTERCORPORATE RELATIONSHIPS

NORTEL NETWORKS CORPORATION

     The following table sets forth the principal subsidiaries of Nortel Networks Corporation as at December 31, 2001. Each subsidiary listed below, other than Nortel Networks Limited, is wholly-owned, directly or indirectly, by Nortel Networks Corporation. Nortel Networks Corporation owns 100% of the voting and equity securities of Nortel Networks Limited and none of the preferred shares of Nortel Networks Limited. Each subsidiary omitted from the list represents less than 10% of the consolidated revenue and consolidated assets of Nortel Networks Corporation and such omitted subsidiaries, considered in the aggregate, represent less than 20% of the consolidated revenue and consolidated assets of Nortel Networks Corporation.


        COMPANY NAME                                                        JURISDICTION OF INCORPORATION
        ------------                                                        ------------------------------
        Alteon WebSystems, Inc.                                                   State of Delaware
        Nortel Networks Inc.                                                      State of Delaware
        Nortel Networks Limited                                                         Canada
        Nortel Networks Optical Components (Switzerland) AG                          Switzerland

NORTEL NETWORKS LIMITED

     The following table sets forth the principal subsidiaries of Nortel Networks Limited as at January 31, 2002. Each subsidiary listed below is wholly-owned, directly or indirectly, by Nortel Networks Limited. Each subsidiary omitted from the list represents less than 10% of the consolidated revenue and consolidated assets of Nortel Networks Limited and such omitted subsidiaries, considered in the aggregate, represent less than 20% of the consolidated revenue and consolidated assets of Nortel Networks Limited.


     COMPANY NAME                                                        JURISDICTION OF INCORPORATION
     ------------                                                        -----------------------------
     Nortel Networks Inc.                                                      State of Delaware
     Nortel Networks UK Limited                                                     England
     Qtera Corporation                                                         State of Delaware


                           CONSOLIDATED CAPITALIZATION

     There has been no material change in the share and loan capital structure of either Nortel Networks Corporation or Nortel Networks Limited since December 31, 2001.

                            EARNINGS COVERAGE RATIOS

     Based on net earnings, the earnings coverage ratios for each of Nortel Networks Corporation and Nortel Networks Limited for the 12 months ended December 31, 2001 are less than one-to-one.

                                                              [Additional Pages]

     Nortel Networks Corporation's interest requirements for the 12 months ended December 31, 2001 amounted to $337 million. Nortel Networks Corporation's loss before interest and income tax for this period was $30,994 million ($27,301 million before discontinued operations), resulting in an interest coverage deficiency of $31,331 million ($27,638 million before discontinued operations). As Nortel Networks Corporation has not issued any preferred shares, the interest and dividend coverage deficiency is the same as the interest coverage deficiency.

     Nortel Networks Limited's interest requirements for the 12 months ended December 31, 2001 amounted to $291 million. Nortel Networks Limited's dividend requirements on all its outstanding preferred shares, adjusted to a before-tax equivalent using an effective tax rate of 30.6%, amounted to $39 million for the 12 months then ended. Nortel Networks Limited's loss before interest and income tax for this period was $19,051 million ($15,785 million before discontinued operations), resulting in an interest coverage deficiency of $19,342 million ($16,076 million before discontinued operations) and an interest and dividend coverage deficiency of $19,381 million ($16,115 million before discontinued operations).

     If either Nortel Networks Corporation or Nortel Networks Limited offers any debt securities having a term to maturity in excess of one year or Nortel Networks Corporation offers any preferred shares under this prospectus and a Prospectus Supplement, the relevant Prospectus Supplement will include coverage ratios giving effect to the issuance of such securities.

                      CANADIAN TRUST INDENTURE LEGISLATION

     It is anticipated that applications will be made to the applicable regulatory authorities for relief from the relevant trust indenture requirements of each of the Business Corporations Act (Ontario), the Company Act (British Columbia) and the Canada Business Corporations Act, including the requirements to appoint a local co-trustee in addition to the U.S. trustee, in connection with the issuance of any debt securities or any guarantees of debt securities offered for sale through this prospectus and a Prospectus Supplement, or through the U.S. Prospectus and a related prospectus supplement. If any such relief is not obtained, the applicable legislative requirements will be complied with at the time of the particular offering.

                              PLAN OF DISTRIBUTION

     In Canada, Nortel Networks Corporation and Nortel Networks Limited may sell the Securities to or through underwriters, agents or dealers or directly to eligible purchasers pursuant to applicable statutory exemptions.

     The applicable Prospectus Supplement will identify or describe:

     o    any underwriters, agents or dealers;

     o    their compensation;

     o    the net proceeds to the relevant issuer;

     o    the purchase price of the Securities to the underwriter or dealer;

     o    the public offering price of the Securities; and

     o any exchange on which the Securities are listed or to which application will be made to list the Securities.

     Nortel Networks Corporation and Nortel Networks Limited may designate agents to solicit purchases for the period of their appointment to sell Securities on a continuing basis. Unless otherwise indicated in the relevant Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. If underwriters are used for a sale of Securities, the Securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the relevant Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to various conditions precedent and the underwriters will be obligated to purchase all the relevant Securities offered if any of such Securities are

                                                              [Additional Pages]

purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     Underwriters and agents may from time to time purchase and sell the Securities described in this prospectus and the relevant Prospectus Supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the Securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the Securities. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby, and any discounts or commissions they receive from Nortel Networks Corporation or Nortel Networks Limited and any profit on their resale of the Securities may be deemed to be underwriting discounts and commissions. Nortel Networks Corporation and Nortel Networks Limited may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under securities legislation, or to contribute to payments they may be required to make in respect thereof. Underwriters, agents and dealers may engage in transactions with or perform services for Nortel Networks Corporation and Nortel Networks Limited or their respective subsidiaries and affiliates in the ordinary course of their businesses.

     The issuers of the Securities will not require underwriters or dealers to make a market in the Securities. The issuers of the Securities cannot predict the activity or liquidity of any trading in the Securities.

     In connection with any offering of the Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time.

                                  LEGAL MATTERS

     Unless otherwise specified in a Prospectus Supplement, certain legal matters relating to the offering of Securities will be passed upon on behalf of Nortel Networks Corporation and Nortel Networks Limited by Nicholas J. DeRoma, Chief Legal Officer of these corporations. Additionally, unless otherwise specified in a Prospectus Supplement, Nortel Networks Corporation and Nortel Networks Limited have also been represented by Cleary, Gottlieb, Steen & Hamilton, New York, New York, with respect to certain matters under U.S. law. Additionally, unless otherwise specified in a Prospectus Supplement, certain legal matters relating to the offering of Securities will be passed upon on behalf of any underwriters or agents, as the case may be, by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, with respect to certain U.S. legal matters and Blake, Cassels & Graydon LLP with respect to certain Canadian legal matters. As of the date hereof, each of Nicholas J. DeRoma, and certain associates and partners with Cleary, Gottlieb, Steen & Hamilton, Skadden, Arps, Slate, Meagher & Flom LLP and Blake, Cassels & Graydon LLP own, directly or indirectly, in the aggregate, less than one percent of the outstanding securities of Nortel Networks Corporation or Nortel Networks Limited or any of their associates or affiliates.

                  STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

     Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment and any applicable Prospectus Supplement. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment and any applicable Prospectus Supplement contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal adviser.



       Nortel Networks and the Nortel Networks Globemark are trademarks of
                            Nortel Networks Limited.

                                                              [Additional Pages]


                   CERTIFICATE OF NORTEL NETWORKS CORPORATION

Dated: May 13, 2002

     This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of all provinces and territories of Canada and does not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.


            (Signed) FRANK A. DUNN                   (Signed) DOUGLAS C. BEATTY
      President, Chief Executive Officer                     Controller
         and Chief Financial Officer





                       On behalf of the Board of Directors




      (Signed) LYNTON R. WILSON                      (Signed) JOHN E. CLEGHORN
               Director                                       Director

                                                              [Additional Pages]


                     CERTIFICATE OF NORTEL NETWORKS LIMITED

Dated: May 13, 2002

     This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of all provinces and territories of Canada and does not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.


          (Signed) FRANK A. DUNN                     (Signed) DOUGLAS C. BEATTY
    President, Chief Executive Officer                       Controller
       and Chief Financial Officer





                       On behalf of the Board of Directors




        (Signed) LYNTON R. WILSON                    (Signed) JOHN E. CLEGHORN
                 Director                                    Director

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the sale of the securities being registered, all of which are being paid by the Nortel Networks Corporation and/or Nortel Networks Limited. All amounts are estimates except the registration fee payable to the Securities and Exchange Commission ("SEC" or the "Commission"):

      SEC registration fee............................................    $230,000*
      Legal fees and expenses.........................................     725,000
      Accounting fees.................................................     200,000
      Fees and expenses of the trustees (including counsel fees)......      15,000
      Printing fees...................................................      50,000
      Miscellaneous...................................................      10,000
                                                                          --------
           Total .....................................................  $1,230,000
                                                                        ==========
      ----------
      * See the facing page of this registration statement.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Nortel Networks Corporation: The Canada Business Corporation Act ("the Act") contains provisions for the indemnification of directors and officers. Generally a corporation governed by the Act may indemnify a director or officer against all costs, charges and expenses reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other proceeding in which the director or officer is involved by reason of being a director or officer, provided (i) the director or officer acted honestly and in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. A director or officer is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the director or officer fulfills the two conditions described above and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the director or officer ought to have done.

     By-law No. 1 of Nortel Networks Corporation, approved by the Board of Directors of Nortel Networks Corporation on February 22, 2001 and confirmed by the shareholders of Nortel Networks Corporation on April 26, 2001, implements the indemnification provisions of the Act as in effect as of the date By-Law No. 1 was approved and reads as follows:

     "SECTION 9.2 INDEMNITY

     Subject to the limitations contained in the Act, the corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if:

          (a) such person acted honestly and in good faith with a view to the best interests of the corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful.

     The corporation shall indemnify any person referred to above who fulfills the conditions contained in (a) and (b) above and who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of his or her being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

     The corporation may also indemnify such persons in such other circumstances as the Act or other applicable law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law. The corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

     SECTION 9.3 INSURANCE

     To the extent permitted by the Act and other applicable law, the corporation may purchase and maintain insurance for the benefit of any person referred to in Section 9.2 against such liability as the board of directors may determine."

     The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such. The directors and officers of Nortel Networks Corporation are covered by a group directors and officers liability insurance policy.

     Nortel Networks Limited: The Act contains provisions for the indemnification of directors and officers. Generally a corporation governed by the Act may indemnify a director or officer against all costs, charges and expenses reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other proceeding in which the director or officer is involved by reason of being a director or officer, provided (i) the director or officer acted honestly and in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. A director or officer is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the director or officer fulfills the two conditions described above and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the director or officer ought to have done.

     By-law No. 1 of Nortel Networks Limited, approved by the Board of Directors of Nortel Networks Limited on February 22, 2001, and by its sole shareholder on April 26, 2001, implements the indemnification provisions of the Act as in effect as of the date By-Law No. 1 was approved and reads as follows:

     "SECTION 9.2 INDEMNITY

     Subject to the limitations contained in the Act, the corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if:

          (a) such person acted honestly and in good faith with a view to the best interests of the corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful.

     The corporation shall indemnify any person referred to above who fulfills the conditions contained in (a) and (b) above and who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of his or her being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

     The corporation may also indemnify such persons in such other circumstances as the Act or other applicable law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law. The corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

     SECTION 9.3 INSURANCE

     To the extent permitted by the Act and other applicable law, the corporation may purchase and maintain insurance for the benefit of any person referred to in Section 9.2 against such liability as the board of directors may determine."

     The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such. The directors and officers of Nortel Networks Limited are covered by a group directors and officers liability insurance policy.

ITEM 16.  EXHIBITS

     The following exhibits are filed or incorporated by reference as part of this Registration Statement:

EX. NO.            DESCRIPTION
-------            -----------

1.1* Form of underwriting agreement relating to common shares, preferred shares, debt securities, warrants for common shares or preferred shares, warrants for debt securities, share purchase contracts and share purchase or equity units registered hereunder.

4.1                Restated Certificate and Articles of Incorporation of Nortel
                   Networks Corporation (filed as Exhibit 3 to Nortel Networks
                   Corporation's Current Report on Form 8-K dated October 19,
                   2000).

4.2 Shareholders Rights Plan Agreement dated as of March 13, 2000 between Nortel Networks Corporation and Montreal Trust
                   Company of Canada, which includes the Form of Rights
                   Certificate as Exhibit A thereto (filed as Exhibit 3 to
                   Nortel Networks Corporation's Registration Statement on Form
                   8-A filed with the Commission on April 28, 2000, as amended by the Registration Statement on Form 8-A/A filed with the Commission on May 1, 2000).

4.3                Form of Senior Indenture to be entered into between Nortel
                   Networks Corporation and Deutsche Bank Trust Company
                   Americas, as trustee, including form of the debt securities.

4.4 Form of Subordinated Indenture to be entered into between Nortel Networks Corporation and HSBC Bank USA, as trustee, including form of the debt securities.

4.5                Form of Senior Indenture to be entered into among Nortel
                   Networks Limited, as issuer, Nortel Networks Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, including form of the debt securities and the guarantee.

4.6 Form of Subordinated Indenture to be entered into among Nortel Networks Limited, as issuer, Nortel Networks
                   Corporation, as guarantor, and HSBC Bank USA, as trustee, including form of the debt securities and the guarantee.


EX. NO.            DESCRIPTION
-------            -----------
4.7*               Form of warrant agreement for equity securities.

4.8*               Form of warrant agreement for debt securities.

4.9                Specimen of common share certificate of Nortel Networks
                   Corporation (incorporated by reference to Exhibit 1 to Nortel
                   Networks Corporation's Form 8-A/A dated November 19, 1999).

4.10*              Specimen of preferred share certificate of Nortel Networks
                   Corporation.

4.11*              Form of the share purchase contract.

5.1                Opinion of Nicholas J. DeRoma, Chief Legal Officer of each of
                   Nortel Networks Corporation and Nortel Networks Limited, as to the legality of the common shares, preferred shares, debt securities, guarantees, warrants for equity securities, warrants for debt securities, share purchase contracts and share purchase or equity units issued by Nortel Networks
                   Corporation and the guaranteed debt securities of Nortel
                   Networks Limited registered hereunder.

12.1               Computation of ratio of earnings to fixed charges of Nortel
                   Networks Corporation.

12.2               Computation of ratio of earnings to fixed charges of Nortel
                   Networks Limited.

23.1               Consent of Nicholas J. DeRoma, Chief Legal Officer of each of
                   Nortel Networks Corporation and Nortel Networks Limited
                   (included in the opinion filed as Exhibit 5.1).

23.2               Consent of Cleary, Gottlieb, Steen & Hamilton.

23.3 Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Corporation prepared in accordance with U.S. generally accepted accounting principles.

23.4 Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Limited prepared in accordance with U.S. generally accepted accounting principles.

23.5 Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Corporation prepared in accordance with Canadian generally accepted accounting principles.

23.6 Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Limited prepared in accordance with Canadian generally accepted accounting principles.

23.7 Consent of Deloitte Touche Tohmatsu, Neuilly, France, with respect to the financial statements of Nortel Networks S.A.

24.1 Powers of Attorney for certain directors and officers of Nortel Networks Corporation.

24.2 Powers of Attorney for certain directors and officers of Nortel Networks Limited.


EX. NO.            DESCRIPTION
-------            -----------
25.1               Statement of Eligibility and Qualification on Form T-1 of
                   Deutsche Bank Trust Company Americas as the Trustee under the
                   Senior Indentures.

25.2               Statement of Eligibility and Qualification on Form T-1 of
                   HSBC Bank USA as the Trustee under the Subordinated
                   Indentures.


------------------

* To be filed by amendment or incorporated by reference. Nortel Networks Corporation and/or Nortel Networks Limited will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

ITEM 17.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act,

          (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     4. That, for purposes of determining any liability under the Securities Act, each filing of each registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification of such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Canada on the 13th day of May, 2002.

                                        NORTEL NETWORKS CORPORATION




                                        By:  /s/ Frank A. Dunn
                                            -----------------------------------
                                            (FRANK A. DUNN, President,
                                              Chief Executive Officer and Chief
                                              Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on behalf of Nortel Networks Corporation by the following persons in the capacities indicated on the 13th day of May, 2002.


   PRINCIPAL EXECUTIVE OFFICER AND
   PRINCIPAL FINANCIAL OFFICER


         /s/ Frank A. Dunn                      President, Chief Executive Officer and Chief Financial
---------------------------------------                         Officer, and a Director
             (FRANK A. DUNN)


    PRINCIPAL ACCOUNTING OFFICER


       /s/ Douglas C. Beatty                                        Controller
---------------------------------------
        (DOUGLAS C. BEATTY)

        AUTHORIZED REPRESENTATIVE
          IN THE UNITED STATES:

     NORTEL NETWORKS INC.


      By /s/ Lynn C. Egan
---------------------------------------
          Name:  LYNN C. EGAN
          Title: Assistant Secretary


                                   DIRECTORS:


     J.J. BLANCHARD*                                              R.A. INGRAM*

---------------------------                             ----------------------------------

    (J.J. BLANCHARD)                                             (R.A. INGRAM)

       R.E. BROWN*                                                W.A. OWENS*

---------------------------                             ----------------------------------

      (R.E. BROWN)                                                (W.A. OWENS)

       F.A. DUNN*                                                 G. SAUCIER*

---------------------------                             ----------------------------------

       (F.A. DUNN)                                                (G. SAUCIER)

      L.Y. FORTIER*                                             S.H. SMITH, JR.*

---------------------------                             ----------------------------------

     (L.Y. FORTIER)                                            (S.H. SMITH, JR.)

     J.E. CLEGHORN*                                               L.R. WILSON*

---------------------------                             ----------------------------------

     (J.E. CLEGHORN)                                             (L.R. WILSON)




Dated: May 13, 2002
                                                        *By      /s/ Deborah J. Noble
                                                            ------------------------------
                                                                   (DEBORAH J. NOBLE,
                                                                  as Attorney-in-fact)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Canada on the 13th day of May, 2002.

                                         NORTEL NETWORKS LIMITED




                                         By:             /s/ Frank A. Dunn
                                             -----------------------------------
                                                   (FRANK A. DUNN, President,
                                                   Chief Executive Officer and
                                                   Chief Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on behalf of Nortel Networks Limited by the following persons in the capacities indicated on the 13th day of May, 2002.


      PRINCIPAL EXECUTIVE OFFICER AND
        PRINCIPAL FINANCIAL OFFICER

              /s/ Frank A. Dunn                       President, Chief Executive Officer and Chief
    -------------------------------------------                Financial Officer, and a Director
              (FRANK A. DUNN)

        PRINCIPAL ACCOUNTING OFFICER

              /s/ Douglas C. Beatty                                        Controller
    -------------------------------------------
               (DOUGLAS C. BEATTY)


          AUTHORIZED REPRESENTATIVE
            IN THE UNITED STATES:

    NORTEL NETWORKS INC.


    By   /s/ Lynn C. Egan
         --------------------------------------
         Name:  LYNN C. EGAN
         Title: Assistant Secretary

                                   DIRECTORS:


    J.J. BLANCHARD*                                   R.A. INGRAM*

---------------------------                  ------------------------------

   (J.J. BLANCHARD)                                  (R.A. INGRAM)

      R.E. BROWN*                                     W.A. OWENS*

---------------------------                  ------------------------------

     (R.E. BROWN)                                     (W.A. OWENS)

      F.A. DUNN*                                      G. SAUCIER*

---------------------------                  ------------------------------

      (F.A. DUNN)                                     (G. SAUCIER)

     L.Y. FORTIER*                                  S.H. SMITH, JR.*

---------------------------                  ------------------------------

    (L.Y. FORTIER)                                 (S.H. SMITH, JR.)

    J.E. CLEGHORN*                                    L.R. WILSON*

---------------------------                  ------------------------------

    (J.E. CLEGHORN)                                  (L.R. WILSON)




Dated: May 13, 2002
                                             *By    /s/ Deborah J. Noble
                                                 ----------------------------
                                                     (DEBORAH J. NOBLE,
                                                    as Attorney-in-fact)

                                  EXHIBIT INDEX

                 The following exhibits are filed or incorporated by reference as part of this Registration Statement:

EX. NO.            DESCRIPTION
-------            -----------


1.1* Form of underwriting agreement relating to common shares, preferred shares, debt securities, warrants for common shares or preferred shares, warrants for debt securities, share purchase contracts and share purchase or equity units registered hereunder.

4.1                Restated Certificate and Articles of Incorporation of Nortel
                   Networks Corporation (filed as Exhibit 3 to Nortel Networks
                   Corporation's Current Report on Form 8-K dated October 19,
                   2000).

4.2 Shareholders Rights Plan Agreement dated as of March 13, 2000 between Nortel Networks Corporation and Montreal Trust
                   Company of Canada, which includes the Form of Rights
                   Certificate as Exhibit A thereto (filed as Exhibit 3 to
                   Nortel Networks Corporation's Registration Statement on Form
                   8-A filed with the Commission on April 28, 2000, as amended by the Registration Statement on Form 8-A/A filed with the Commission on May 1, 2000).

4.3                Form of Senior Indenture to be entered into between Nortel
                   Networks Corporation and Deutsche Bank Trust Company
                   Americas, as trustee, including form of the debt securities.

4.4 Form of Subordinated Indenture to be entered into between Nortel Networks Corporation and HSBC Bank USA, as trustee, including form of the debt securities.

4.5                Form of Senior Indenture to be entered into among Nortel
                   Networks Limited, as issuer, Nortel Networks Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, including form of the debt securities and the guarantee.

4.6 Form of Subordinated Indenture to be entered into among Nortel Networks Limited, as issuer, Nortel Networks
                   Corporation, as guarantor, and HSBC Bank USA, as trustee, including form of the debt securities and the guarantee.

4.7*               Form of warrant agreement for equity securities.

4.8*               Form of warrant agreement for debt securities.

4.9                Specimen of common share certificate of Nortel Networks
                   Corporation (incorporated by reference to Exhibit 1 to Nortel
                   Networks Corporation's Form 8-A/A dated November 19, 1999).

4.10*              Specimen of preferred share certificate of Nortel Networks
                   Corporation.

4.11*              Form of the share purchase contract.

5.1                Opinion of Nicholas J. DeRoma, Chief Legal Officer of each of
                   Nortel Networks Corporation and Nortel Networks Limited, as to the legality of the common shares, preferred shares, debt securities, guarantees, warrants for equity securities, warrants for debt securities, share purchase contracts and share purchase or equity units issued by Nortel Networks
                   Corporation and the guaranteed debt securities of Nortel
                   Networks Limited registered hereunder.

12.1               Computation of ratio of earnings to fixed charges of Nortel
                   Networks Corporation.

12.2               Computation of ratio of earnings to fixed charges of Nortel
                   Networks Limited.

23.1               Consent of Nicholas J. DeRoma, Chief Legal Officer of each of
                   Nortel Networks Corporation and Nortel Networks Limited
                   (included in the opinion filed as Exhibit 5.1).


23.2               Consent of Cleary, Gottlieb, Steen & Hamilton.

23.3 Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Corporation prepared in accordance with U.S. generally accepted accounting principles.

23.4 Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Limited prepared in accordance with U.S. generally accepted accounting principles.

23.5 Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Corporation prepared in accordance with Canadian generally accepted accounting principles.

23.6 Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Limited prepared in accordance with Canadian generally accepted accounting principles.

23.7 Consent of Deloitte Touche Tohmatsu, Neuilly, France, with respect to the financial statements of Nortel Networks S.A.

24.1 Powers of Attorney for certain directors and officers of Nortel Networks Corporation.

24.2 Powers of Attorney for certain directors and officers of Nortel Networks Limited.

25.1               Statement of Eligibility and Qualification on Form T-1 of
                   Deutsche Bank Trust Company Americas as the Trustee under the
                   Senior Indentures.

25.2               Statement of Eligibility and Qualification on Form T-1 of
                   HSBC Bank USA as the Trustee under the Subordinated
                   Indentures.


------------------

* To be filed by amendment or incorporated by reference. Nortel Networks Corporation and/or Nortel Networks Limited will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.